Exhibit 99.1

_____, 2023

Dear Safe & Green Holdings Corp. Stockholder:

In December 2022, we announced our plan to separate into two separate publicly traded companies. To implement the separation, we will distribute 30% of the outstanding shares of common stock of Safe and Green Development Corporation (“SG DevCo”) to our stockholders on a pro rata basis as a distribution.

Each stockholder of Safe & Green Holdings Corp. (“SG Holdings”) as of_____, 2023, the record date for the distribution, will receive ________shares of SG DevCo common stock for every ____ shares of SG Holdings common stock held as of the close of business on the record date. SG DevCo common stock will be issued in book-entry form only, which means that no physical share certificates will be issued. You do not need to take any action to receive shares of SG DevCo to which you are entitled as a SG Holdings stockholder, and you do not need to pay any consideration or surrender or exchange your SG Holdings common stock.  Following the consummation of the distribution, you will own common stock in both SG Holdings and SG DevCo.

The separation of SG DevCo from SG Holdings and the distribution of SG DevCo common stock is intended, among other things, to enable the management of the two companies to pursue opportunities for long-term growth and profitability unique to each company’s business and to allow each business to more effectively implement its own distinct capital structure and capital allocation strategies. SG Holdings is expected to continue developing, designing and fabricating modular structures. SG DevCo will focus on real estate development.

The SG Holdings Board of Directors believes that, following the spin-off, the combined value of SG Holdings’ common stock and SG DevCo’s common stock could, over time and assuming similar market conditions, be greater than the value of SG Holdings’ common stock had the spin-off not occurred. With two separate public companies having distinct business models and investment characteristics, investors will have the opportunity to value each against distinct sets of peers and investment metrics. This has the potential to increase the overall valuation of the companies, thus unlocking stockholder value.

We encourage you to read the attached information statement, which is being provided to all SG Holdings stockholders that held shares on the record date for the distribution. The information statement describes the distribution in respect of SG DevCo in detail, material tax consequences and contains important business and financial information about SG DevCo. The included financial statements of SG DevCo are prepared from SG Holdings’ historical accounting records and contain certain allocations of SG Holdings’ costs as required, and we encourage you to read them together with the pro forma financial information included in the attached information statement.

We believe the separation provides tremendous opportunities for our businesses, as we work to continue to build long-term value. We appreciate your continuing support of SG Holdings.

Sincerely,

Paul M. Galvin
Chief Executive Officer and Interim Chief Financial Officer
Safe & Green Holdings Corp.

_____, 2023

Dear Future Safe and Green Development Corporation Stockholder:

On behalf of Safe and Green Development Corporation (“SG DevCo”) it is my great privilege to welcome you as a future stockholder of our company. Following our separation from Safe & Green Holdings Corp. (“SG Holdings”), we will operate as a separate publicly traded company.

SG DevCo is a real estate developer which has been and intends on continuing to engage primarily in the acquisition, development, management, sale and leasing of green single or multi-family projects nationally. We plan to construct many of the developments using modular structures constructed by SG Holdings. In addition to these development projects, we intend to build strategically placed manufacturing facilities. We expect to begin to break ground on several projects in 2023.

The separation will create two companies with more focused, aligned businesses, which will allow each company to more effectively articulate a clear investment thesis to attract a long-term investor base suited to its business and the industries in which it operates and serves. We believe that each company will benefit from the investment community’s ability to value its businesses independently within the context of its particular industry with the anticipation that, over time, the aggregate market value of the companies will be higher, assuming the same market conditions, than if SG Holdings were to remain under its current configuration.

We invite you to learn more about our company by reading the enclosed information statement, which details our strategy and plans for near and long-term growth to generate value for our stockholders. We are excited about our future as a separate company, and we look forward to your support as a Safe and Green Development Corporation stockholder as we begin this new and exciting chapter.

Sincerely,

David Villarreal
Chief Executive Officer
Safe and Green Development Corporation

Information contained herein is subject to completion or amendment. A registration statement on Form 10 relating to these securities has been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Preliminary and Subject to Completion, dated February 6, 2022

INFORMATION STATEMENT

Safe and Green Development Corporation

This information statement is being furnished in connection with the distribution by Safe & Green Holdings Corp. (“SG Holdings”), to its stockholders of 30% of the outstanding shares of common stock of Safe and Green Development Corporation (“SG DevCo”), a wholly owned subsidiary of SG Holdings, that holds the assets and liabilities associated with SG Holdings’ real estate development business.

We expect to apply to have our common stock listed on the Nasdaq Capital Market as of the effective date of the distribution of our common stock to the stockholders of SG Holdings. For every [ ] shares of common stock of SG Holdings held of record by you as of the close of business on [ ] 2023, the record date for the distribution, you will receive [ ] shares of our common stock. The distribution will generally be taxable to stockholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.” The distribution is expected to be completed on or about [ ], 2023, the distribution date. Immediately after SG Holdings completes the distribution, we will be a separate publicly traded company.

No vote or other action is required by you to receive shares of our common stock. You will not be required to pay anything for the new shares or to surrender any of your shares of SG Holdings common stock. We are not asking you for a proxy, and you should not send us a proxy or your share certificates.

There currently is no trading market for our common stock. Assuming the Nasdaq Capital Market authorizes our common stock for listing, we anticipate that a limited market, commonly known as a “when-issued” trading market, for our common stock will commence on or shortly before the record date for the distribution and will continue until the distribution of our common stock to SG Holdings stockholders. We expect the “regular-way” trading of our common stock will begin on the first trading day following the completion of the distribution.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Business—Emerging Growth Company.”  In addition, we will be a “controlled company” within the meaning of the corporate governance rules of the Nasdaq Stock Market due to SG Holding’s anticipated 70% ownership interest in us following the completion of the Separation and Distribution.

In reviewing this information statement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 13.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this information statement is [   ] 2023.

This information statement was first made available to SG Holdings stockholders on or about [   ] 2023.

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ABOUT THIS INFORMATION STATEMENT

This information statement forms part of a registration statement on Form 10 (File No. 001- 41581) filed with the Securities and Exchange Commission (“SEC”), with respect to the shares of our common stock to be distributed to SG Holdings stockholders in connection with the separation of SG Holdings and SG DevCo.

We and SG Holdings have supplied all information contained in this information statement relating to our respective companies. We and SG Holdings have not authorized anyone to provide you with information other than the information that is contained in this information statement. We and SG Holdings take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This information statement is dated [ ] , 2023, and you should not assume that the information contained in this information statement is accurate as of any date other than such date.

Except as otherwise indicated or unless the context otherwise requires, the information included in this information statement about SG Holdings assumes the completion of all of the transactions referred to in this information statement in connection with the separation of SG Holdings and SG DevCo.

Unless otherwise indicated or as the context otherwise requires, all references in this information statement to the following terms will have the meanings set forth below:

●	“SG DevCo,” “we,” “us,” “our,” “our Company,” and “the Company” means Safe and Green Development Corporation;

●	“SG Holdings” means Safe & Green Holdings Corp. and, when appropriate in the context, also includes the subsidiaries of this entity;

●	“Distribution” means the distribution of 30% of the shares of our common stock, which are owned by SG Holdings, to stockholders of SG Holdings;

●	“Distribution Date” means the date on which the Distribution is completed, which is expected to be on or about [ ] , 2023;

●	“Separation” means the separation of the Spin-Off Business from SG Holdings to SG DevCo;

●	“Nasdaq” means the Nasdaq Capital Market;

●	“Spin-Off Business” means SG Holdings’ real estate development business currently conducted by SG DevCo, including the operations, properties, services, and activities of such business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this information statement that are not purely historical are forward-looking statements. All statements other than statements of historical facts contained or incorporated herein by reference in this information statement, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “will,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this information statement, include statements regarding our strategies, outlook, business and prospects; and statements regarding potential share gains. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although each of SG Holdings and SG DevCo believes that the expectations reflected in any forward-looking statements it makes are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to:

●	Our limited operating history makes it difficult for us to evaluate our future business prospects.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

●	The long-term sustainability of our operations as well as future growth depends in part upon our ability to acquire land parcels suitable for residential projects at reasonable prices.

●	We operate in a highly competitive market for investment opportunities, and we may be unable to identify and complete acquisitions of real property assets.

●	Our property portfolio has a high concentration of properties located in certain states.

●	There can be no assurance that the properties in our development pipeline will be completed in accordance with the anticipated timing or cost.

●	Our insurance coverage on our properties may be inadequate to cover any losses we may incur and our insurance costs may increase.

●	Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

●	We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access raw materials that meet our standards for quality could be adversely affected.

●	The construction of manufacturing facilities involves significant risks.

●	Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

●	Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us.

●	Our business, results of operations, cash flows and financial condition are greatly affected by the performance of the real estate industry.

●	Our industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

●	Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

●	We may be required to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations, and our stock price, which could cause you to lose some or all of your investment.

●	Inflation could adversely affect our business and financial results.

●	We could be impacted by our investments through joint ventures, which involve risks not present in investments in which we are the sole owner.

●	Risks associated with our land and lot inventories could adversely affect our business or financial results.

●	We may not be able to sell our real property assets when we desire.

●	Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

●	The COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

●	We have no recent history of operating as an independent company, and our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and may not be a reliable indicator of our future results.

●	Following the Separation and Distribution, our financial profile will change, and we will be a smaller, less diversified company than SG Holdings prior to the Separation.

●	We may not achieve some or all of the expected benefits of the Separation and Distribution.

●	SG Holdings’ plan to separate into two publicly traded companies is subject to various risks and uncertainties and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense.

●	Until the Distribution occurs, SG Holdings’ Board of Directors has sole and absolute discretion to change the terms of the Separation and Distribution in ways which may be unfavorable to us.

●	We may have indemnification liabilities to SG Holdings under the separation and distribution agreement.

●	After the Distribution, 70% of our common stock will be owned by a single stockholder, and it may therefore be able to substantially control our management and affairs.

●	After the Distribution, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and could rely on, exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

●	We currently do not intend to pay dividends on our common stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

●	We cannot be certain that an active trading market for our common stock will develop or be sustained after the Distribution and, following the Distribution, our stock price may fluctuate significantly.

●	The combined post-Separation value of SG Holdings and SG DevCo shares may not equal or exceed the pre-Separation value of SG Holdings shares.

●	We may issue shares of preferred or common stock in the future, which could dilute your percentage ownership of the Company.

●	Anti-takeover provisions could enable SG DevCo to resist a takeover attempt by a third party and limit the power of our stockholders.

There can be no assurance that the Separation, Distribution or any other transaction described above will in fact be consummated in the manner described or at all. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors” in this information statement. Any forward-looking statement speaks only as of the date on which it is made, and each of SG Holdings and SG DevCo assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

QUESTIONS AND ANSWERS ABOUT THE SEPARATION AND DISTRIBTION

Please see “The Separation and Distribution” for a more detailed description of the matters summarized below.

Why am I receiving this document?

You are receiving this document because you are a SG Holdings stockholder as of the close of business on the record date and, as such, will be entitled to receive shares of our common stock upon completion of the transactions described in this information statement. This document will help you understand how the Separation and Distribution will affect your post-separation ownership in SG Holdings and SG DevCo.

How will SG Holdings accomplish the Separation of the Spin-Off Business?

The Separation will be implemented by SG Holdings distributing 30% the outstanding shares of common stock of SG DevCo to SG Holdings’ stockholders on a pro rata basis.

Why is SG Holdings separating the Spin-Off Business from its current business operations?

The separation of SG DevCo from SG Holdings and the distribution of SG DevCo common stock is intended, among other things, to enable the management of the two companies to pursue opportunities for long-term growth and profitability unique to each company’s business and to allow each business to more effectively implement its own distinct capital structure and capital allocation strategies.

The SG Holdings Board of Directors believes that, following the spin-off, the combined value of SG Holdings’ common stock and SG DevCo’s common stock could, over time and assuming similar market conditions, be greater than the value of SG Holdings’ common stock had the spin-off not occurred. As a combined company, SG Holdings has no exact peers, which, the SG Holdings Board of Directors believes, causes the market to undervalue the combined company. With two separate public companies having distinct business models and investment characteristics, investors will have the opportunity to value each against distinct sets of peers and investment metrics. This has the potential to increase the overall valuation of the companies, thus unlocking stockholder value. The increased market value of the common stock of each company should provide additional flexibility for each company to pursue its business strategy. For additional information, see “The Separation and Distribution — Reasons for the Separation.”

What is the record date for the Distribution?

The record date for the Distribution will be [   ] , 2023.

When will the Distribution occur?

The Distribution is expected to occur on or around [  ], 2023.

What do I have to do to participate in the Distribution?

Stockholders of SG Holdings as of the record date for the Distribution will not be required to take any action to receive SG DevCo common stock in the Distribution, but you are urged to read this entire information statement carefully. No stockholder approval of the Distribution is required. You are not being asked for a proxy. You do not need to pay any consideration, exchange or surrender your existing shares of SG Holdings common stock or take any other action to receive your shares of SG DevCo common stock. Please do not send in your SG Holdings stock certificates. The Distribution will not affect the number of outstanding shares of SG Holdings common stock or any rights of SG Holdings stockholders, although it will affect the market value of each outstanding share of SG Holdings common stock.

What will I receive in the Distribution?

In connection with the Distribution, you will be entitled to receive [ ] shares of our common stock for every [ ] shares of SG Holdings common stock held by you as of the close of business on the record date as well as a cash payment in lieu of any fractional shares, as discussed herein.

As a SG Holdings stockholder as of the record date, how will shares of common stock be distributed to me?

At the effective time of the Distribution, we will instruct our transfer agent and distribution agent to make book-entry credits for the shares of our common stock that you are entitled to receive as a stockholder of SG Holdings as of the close of business on the record date. Since shares of our common stock will be in uncertificated book-entry form, you will receive share ownership statements in place of physical share certificates.

What if I hold my shares through a broker, bank, or other nominee?

SG Holdings stockholders that hold their shares through a broker, bank, or other nominee will have their bank, brokerage, or other account credited with our common stock. For additional information, those stockholders should contact their broker or bank directly.

How will fractional shares be treated in the Distribution?

You will not receive fractional shares of our common stock in connection with the Distribution. Fractional shares that SG Holdings stockholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The net cash proceeds of these sales will be distributed pro rata (based on the fractional share such holder would otherwise be entitled to receive) to those stockholders who would otherwise have been entitled to receive fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts paid in lieu of fractional shares.

What are the conditions to the Separation and Distribution?

The Separation and Distribution is subject to the satisfaction or waiver of the following conditions, among other conditions described in this information statement:

●	The SEC will have declared effective our registration statement on Form 10, of which this information statement is a part, under the Exchange Act; and no stop order suspending the effectiveness of our registration statement on Form 10 will be in effect.

●	This information statement having been made available to SG Holdings’ stockholders.

●	Nasdaq will have approved the listing of SG DevCo common stock, subject to official notice of issuance.

●	No events or developments shall have occurred or exist that, in the sole and absolute judgment of the SG Holdings Board of Directors, make it inadvisable to effect the Distribution or would result in the Distribution and related transactions not being in the best interest of SG Holdings or its stockholders.

SG Holdings and SG DevCo cannot assure you that any or all of these conditions will be met, or that the Separation and Distribution will be consummated even if all of the conditions are met. SG Holdings can decline at any time to go forward with the Separation and Distribution. In addition, SG Holdings may waive any of the conditions to the Distribution. To the extent that the SG Holdings Board of Directors determines that any modifications by SG Holdings, including any waivers of any conditions to the Distribution, materially change the terms of the Distribution, SG Holdings will notify SG Holdings stockholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, filing a current report on Form 8-K and/or circulating a supplement to this information statement. For a complete discussion of all of the conditions to the distribution, see “The Separation and Distribution — Conditions to the Distribution.”

What are the U.S. federal income tax consequences to me of the Distribution?

The receipt by you of shares of SG DevCo common stock in the Distribution and cash received in lieu of any fractional shares sold on your behalf will generally be a taxable distribution in an amount equal to the sum of the fair market value of such SG DevCo common stock and the amount of such cash you receive, which will be treated as a taxable dividend to the extent of your ratable share of SG Holdings’ current and accumulated earnings and profits. The amount by which the sum of the fair market value of such SG DevCo common stock and such cash you receive exceeds your ratable share of SG Holdings’ current and accumulated earnings and profits will be treated first as a non-taxable return of capital to the extent of (and in reduction of) your tax basis in shares of SG Holdings common stock (but not below zero) and then as capital gain.

You should consult your own tax advisor as to the particular consequences of the Distribution to you as well as your receipt of cash in lieu of fractional shares, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any non-U.S. tax laws. For more information regarding the material U.S. federal income tax consequences of the Distribution, see the section entitled “Material U.S. Federal Income Tax Consequences.”

How will I determine the tax basis I will have in the SG DevCo shares I receive in connection with the Distribution?

Your tax basis in the shares of SG DevCo common stock received generally will equal the fair market value of such shares on the Distribution Date. For a more detailed discussion see “Material U.S. Federal Income Tax Consequences.”

Can SG Holdings decide to cancel the Separation and Distribution even if all the conditions have been met?

Yes. SG Holdings has the right to terminate, or modify the terms of, the Separation and Distribution at any time prior to the Distribution Date, even if all of the conditions to the Separation and Distribution are satisfied.

What if I want to sell my SG Holdings common stock or my SG DevCo common stock?

You should consult with your financial advisors, such as your stockbroker, bank or tax advisor. If you sell your shares of SG Holdings common stock in the “regular-way” market after the record date and before the Distribution Date, you also will be selling your right to receive shares of SG DevCo common stock in connection with the Distribution.

What is “regular-way” and “ex-distribution” trading of SG Holdings common stock?

Beginning on or shortly before the record date for the Distribution and continuing up to and through the Distribution Date, we expect that there will be two markets in SG Holdings common stock: a “regular-way” market and an “ex-distribution” market. SG Holdings common stock that trades in the “regular-way” market will trade with an entitlement to shares of SG DevCo common stock distributed pursuant to the Distribution. Shares that trade in the “ex-distribution” market will trade without an entitlement to SG DevCo common stock distributed pursuant to the Distribution. If you decide to sell any shares of SG Holdings common stock before the Distribution Date, you should make sure your stockbroker, bank or other nominee understands whether you want to sell your SG Holdings common stock with or without your entitlement to SG DevCo common stock pursuant to the Distribution. See “The Separation and Distribution — Trading Between the Record Date and the Distribution Date” on page 31 of this information statement for a discussion of selling SG Holdings common stock on or before the Distribution Date.

How will SG Holdings’ common stock and SG DevCo’s common stock trade after the Distribution?

There is currently no public market for our common stock. We plan to apply to have our common stock listed on Nasdaq under the ticker symbol “SGD.” SG Holdings common stock will continue to trade on Nasdaq under the ticker symbol “SGBX.”  SG DevCo anticipates that trading in shares of its common stock will begin on a “when-issued” basis on or shortly before the record date for the distribution and will continue up to and through the Distribution Date, and that “regular-way” trading in SG DevCo common stock will begin on the first trading day following the completion of the Distribution. If trading begins on a “when-issued” basis, you may purchase or sell SG DevCo common stock up to and through the Distribution Date, but your transaction will not settle until after the Distribution Date. SG DevCo cannot predict the trading prices for its common stock before, on or after the Distribution Date.

Do I have appraisal rights?

No. SG Holdings stockholders do not have any appraisal rights in connection with the Separation and Distribution.

Does SG DevCo intend to pay cash dividends on its common stock?

No. We do not currently intend to pay cash dividends on our common stock. See “Dividend Policy.”

Will the Separation and Distribution affect the trading price of my SG Holdings stock?

The trading price of shares of SG Holdings common stock immediately following the consummation of the Separation and Distribution may be expected to be lower than immediately prior to that time because the trading price will no longer reflect the value of the Spin-Off Business (except to the extent of the shares of our common stock retained by SG Holdings as described herein). There can be no assurance that, following the Separation and Distribution, the combined trading prices of the SG Holdings common stock and our common stock will equal or exceed what the trading price of SG Holdings common stock would have been in the absence of the Separation and Distribution. It is possible that after the Separation and Distribution, our and SG Holdings’ combined equity value will be less than SG Holdings’ equity value before the Separation and Distribution.

What will the relationship between SG Holdings and SG DevCo be following the Separation and Distribution?

In connection with the Separation and Distribution, we will enter into a separation and distribution agreement and several other agreements with SG Holdings to provide a framework for our relationship with SG Holdings after the Separation and Distribution. These agreements will provide for the allocation between SG Holdings and SG DevCo of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of SG Holdings and its subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG Holdings subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements to be entered into with SG Holdings include a tax matters agreement and a shared services agreement. See “The Separation and Distribution—Agreements with SG Holdings.”

Who is the Distribution Agent, Transfer Agent, and Registrar for SG DevCo?

American Stock Transfer and Trust Company, LLC will be the distribution agent for SG DevCo common stock and the transfer agent and registrar for SG DevCo common stock. For questions relating to the transfer or mechanics of the stock distribution, you should contact:

American Stock Transfer and Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Tel: [    ]

Who can I contact for more information?

If you have any questions relating to SG Holdings, you should contact:

Safe & Green Holdings Corp.

990 Biscayne Blvd

#501, Office 12,

Miami FL 33132

Tel: (646) 240-4235

Attn: Paul Galvin, CEO and Interim CFO[    ]

After the Separation, if you have questions relating to SG DevCo, you should contact:

Safe and Green Development Corporation

990 Biscayne Blvd

#501, Office 12,

Miami FL 33132
Tel: (904) 496-0027

Attn: David Villarreal, President & CEO    ]

INFORMATION STATEMENT SUMMARY

This summary highlights information contained in this information statement relating to us and shares of our common stock being distributed by SG Holdings in connection with the Distribution. This summary may not contain all details concerning the Separation, Distribution or other information that may be important to you. To better understand the Separation, Distribution and our business and financial position, you should carefully review this entire information statement, including the risk factors, the material tax consequences discussion, our historical financial statements, our unaudited pro forma financial statements, and the respective notes to those historical and pro forma financial statements.

Our historical financial statements have been prepared on a “carve-out” basis to reflect the operations, financial condition, and cash flows of the Spin-Off Business during all periods shown. Our unaudited pro forma financial statements adjust our historical financial statements to give effect to our Separation from SG Holdings and our anticipated post-Separation capital structure.

Our Company

We were formed in 2021 for the purpose of real property development utilizing SG Holdings’ proprietary technologies and SG Holdings’ manufacturing facilities Our current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. To date, we have not generated any revenue and our activities have consisted solely of the acquisition of three properties and an investment in two entities that have acquired two properties to be further developed; however we have not yet commenced any development activities. We are focused on increasing our presence in markets with favorable job formation and a favorable demand/supply ratio for multifamily housing. We intend to construct many of the planned developments using modules built by SG Echo, LLC, a subsidiary of SG Holdings (“SG Echo”). In addition to these development projects, we intend, subject to our ability to raise sufficient capital, to build additional, strategically placed manufacturing facilities that will be sold or leased to third parties as well as leased to SG Holdings. We intend to build manufacturing sites for lease to SG Echo near our project sites in order to take advantage of cost savings for transportation of modules from SG Echo to our sites . Our business model is flexible and we anticipate developing properties on our own and also through joint ventures in which we partner with third-party equity investors or other developers.

We intend to develop the properties that we own from the proceeds of future financings, both at the corporate and project level, and / or sale proceeds from properties that are sold. However, our ability to develop any properties will be subject to our ability to raise capital either through the sale of equity or by incurring debt. We have forecasted to invest approximately $1.6 million over the course of the next 12 months to start the development of three different projects, subject to our ability to raise additional capital.

The projects we intend to develop over the next 12 months are:

●	Finley Street Apartments (165 Units), the first phase of our Cumberland Inlet Site
●	St Mary’s Industrial, a 120,000 SF Manufacturing Facility to be leased by SG Echo
●	Magnolia Gardens I (100 Units), the first phase of our McLean Mixed Use Site

Summary of Risk Factors

An investment in our Company is subject to a number of risks, including risks relating to our business, risks related to the Separation and Distribution and risks related to our common stock. Set forth below is a high-level summary of some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” of this information statement, for a more thorough description of these and other risks.

Risks Related to Our Business

●	Our limited operating history makes it difficult for us to evaluate our future business prospects.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

●	The long-term sustainability of our operations as well as future growth depends in part upon our ability to acquire land parcels suitable for residential projects at reasonable prices.

●	We operate in a highly competitive market for investment opportunities, and we may be unable to identify and complete acquisitions of real property assets.

●	Our property portfolio has a high concentration of properties located in certain states.

●	There can be no assurance that the properties in our development pipeline will be completed in accordance with the anticipated timing or cost.

●	Our insurance coverage on our properties may be inadequate to cover any losses we may incur and our insurance costs may increase.

●	Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

●	We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access raw materials that meet our standards for quality could be adversely affected.

●	The construction of manufacturing facilities involves significant risks.

●	Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

●	Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us.

●	Our business, results of operations, cash flows and financial condition are greatly affected by the performance of the real estate industry.

●	Our industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

●	Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

●	We may be required to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations, and our stock price, which could cause you to lose some or all of your investment.

●	Inflation could adversely affect our business and financial results.

●	We could be impacted by our investments through joint ventures, which involve risks not present in investments in which we are the sole owner.

●	Risks associated with our land and lot inventories could adversely affect our business or financial results.

●	We may not be able to sell our real property assets when we desire.

●	Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

●	The COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

Risks Related to the Separation and Distribution

●	We have no recent history of operating as an independent company, and our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and may not be a reliable indicator of our future results.

●	Following the Separation and Distribution, our financial profile will change, and we will be a smaller, less diversified company than SG Holdings prior to the Separation.

●	We may not achieve some or all of the expected benefits of the Separation and Distribution.

●	SG Holdings’ plan to separate into two publicly traded companies is subject to various risks and uncertainties and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense.

●	Until the Distribution occurs, SG Holdings’ Board of Directors has sole and absolute discretion to change the terms of the Separation and Distribution in ways which may be unfavorable to us.

●	We may have indemnification liabilities to SG Holdings under the separation and distribution agreement.

●	After the Distribution, 70% of our common stock will be owned by a single stockholder, and it may therefore be able to substantially control our management and affairs.

●	After the Distribution, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and could rely on, exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

Risks Related to Our Common Stock

●	We currently do not intend to pay dividends on our common stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

●	We cannot be certain that an active trading market for our common stock will develop or be sustained after the Distribution and, following the Distribution, our stock price may fluctuate significantly.

●	The combined post-Separation value of SG Holdings and SG DevCo shares may not equal or exceed the pre-Separation value of SG Holdings shares.

●	We may issue shares of preferred or common stock in the future, which could dilute your percentage ownership of the Company.

●	Anti-takeover provisions could enable SG DevCo to resist a takeover attempt by a third party and limit the power of our stockholders.

The Separation and Distribution

In December 2022, we announced our plan to separate into two publicly traded companies. The Separation will occur through a pro rata distribution to SG Holdings’ stockholders of 30% of the outstanding shares of common stock of SG DevCo. In connection with the Distribution, each SG Holdings stockholder will receive [ ] shares of SG DevCo common stock for every [ ] shares of SG Holdings common stock held as of the close of business on [ ], 2023, the record date for the Distribution.

SG DevCo’s Post-Separation Relationship with SG Holdings

After the Distribution, SG Holdings and SG DevCo will be separate companies with separate management teams and separate boards of directors. Prior to the Distribution, SG Holdings and SG DevCo will enter into a separation and distribution agreement. In connection with the Separation, we will also enter into various other agreements to provide a framework for our relationship with SG Holdings after the Separation, including a tax matters agreement and a shared services agreement. These agreements will provide for the allocation between SG Holdings and SG DevCo of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of SG Holdings and its subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG Holdings subsequent to the completion of the Separation. For additional information regarding the separation agreement and other transaction agreements, see “The Separation and Distribution—Agreements with SG Holdings.”

Reasons for the Separation

SG Holdings previously announced that it was proceeding with a plan to spin-off its real estate development business. We are currently a wholly owned subsidiary of SG Holdings and expect to hold all of the assets, subject to any related liabilities, associated with the Spin-Off Business. Following a strategic review, it was determined that separating the Spin-Off Business from SG Holdings’ current business operations would be in the best interests of SG Holdings and its stockholders and that the Separation would create two companies with attributes that best position each company for long-term success, including the following:

●	Distinct Focus. Each company will benefit from a distinct strategic and management focus on its specific operational and growth priorities. SG Holdings is expected to continue developing, designing and fabricating modular structures. SG DevCo will focus on real estate development. Because each company will have a smaller portfolio of businesses, management of each company is expected to be able to better allocate time and resources to identifying and executing operational and growth strategies.

●	Allocation of Financial Resources and Separate Capital Structures. The Separation will permit each company to allocate its financial resources to meet the unique needs of its own business, which will allow each company to intensify its focus on its distinct strategic priorities. The Separation will also allow each business to more effectively pursue its own distinct capital structures and capital allocation strategies.

●	Targeted Investment Opportunity. The Separation will create two companies with more focused, aligned businesses, which will allow each company to more effectively articulate a clear investment thesis to attract a long-term investor base suited to its businesses and the industries in which it operates and serves, and will facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

●	Employee Incentives, Recruitment and Retention. The Separation will allow each company to more effectively recruit, retain and motivate employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Separation will allow incentive structures and targets at each company to be better aligned with each underlying business. Similarly, recruitment and retention will be enhanced by more consistent talent requirements across the businesses, allowing both recruiters and applicants greater clarity and understanding of talent needs and opportunities associated with the core business activities, principles and risks of each company.

●	Direct Access to Capital Markets. Each company will have its own equity structure that should afford it direct access to the capital markets and allow it to capitalize on its unique growth opportunities appropriate to its business.

●	Incremental Stockholder Value. We believe that each company will benefit from the investment community’s ability to value its businesses independently within the context of its particular industry with the anticipation that, over time, the aggregate market value of the companies will be higher, assuming the same market conditions, than if SG Holdings were to remain under its current configuration.

Neither we, nor SG Holdings, can assure you that, following the Separation, any of the benefits described above or otherwise in this information statement will be realized to the extent anticipated or at all. For more information, see “Risk Factors.”

Regulatory Approvals and Appraisal Rights

We must complete the necessary registration under the federal securities laws of our common stock to be issued in connection with the Distribution. We must also complete the applicable listing requirements on Nasdaq for such shares. Other than these requirements, we do not believe that any other material governmental or regulatory filings or approvals will be necessary to consummate the Distribution.

SG Holdings stockholders will not have any appraisal rights in connection with the Separation and Distribution.

Corporate Information

We were incorporated in Delaware in February 2021. We maintain our principal executive offices at 5011 Gate Parkway, Building 100, Suite 100, Jacksonville, FL 32256. Our telephone number is (904) 496-0027. Our website will be located at www. [ ] and we expect to launch it prior the Distribution. Our website and the information contained therein or connected thereto are not incorporated into this information statement or the registration statement of which this information statement forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

Reason for Furnishing this Information Statement

This information statement is being furnished solely to provide information to SG Holdings stockholders who will receive shares of SG DevCo common stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of SG DevCo’s securities. The information contained in this information statement is believed by SG DevCo to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither SG Holdings nor SG DevCo will update the information except as may be required in the normal course of their respective disclosure obligations and practices.

RISK FACTORS

You should carefully consider the following risks and other information in this information statement in evaluating SG DevCo and SG DevCo common stock. Any of the following risks and uncertainties could materially adversely affect our business, financial condition or results of operations. The risks and uncertainties described in this information statement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition and results of operations.

Risks Related to Our Business Generally

Our limited operating history makes it difficult for us to evaluate our future business prospects.

We were incorporated in February 2021. We cannot assure you that we will be able to operate our business successfully or profitably or find additional suitable investments. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses. The results of our operations and the execution on our business plan depends on the availability of additional land parcels, the performance of our currently held properties, competition, the ability to obtain building permits, the availability of adequate equity and debt financing, and conditions in the financial markets and economic conditions.

You should consider our business and prospects in light of the risks and significant challenges we face as a new entrant into our industry. If we fail to adequately address any or all of these risks and challenges, our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We have never generated any revenue and have incurred significant net losses in each year since inception. For the three months ended September 30, 2022 and 2021, we incurred net losses of $488,955 and $192,932 and for the nine months ended September 30, 2022 we incurred a net loss of $1,486,922 as compared to a net loss of $309, 753 for the period from February 17, 2021 through September 30, 2021. We expect to incur increasing losses in the future when we commence development of the properties we own . We cannot offer any assurance as to our future financial results. Also, we cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if, and when needed. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due. If we are not able to secure additional funding, if, and when needed, we would be forced to curtail our operations or take other action in order to continue to operate. We currently do not have any cash or cash equivalents on hand and since inception, we have been funded by SG Holdings and have relied solely on SG Holdings to fund operations. These and other factors raise substantial doubt about our ability to continue as a going concern. If we are unable to meet our obligations and are forced to curtail or cease our business operations, our stockholders could suffer a complete loss of any investment made in our securities. Our independent registered public accounting firm has indicated in their audit report for the year ending December 31, 2021 that there is substantial doubt about our ability to continue as a going concern.

Our business strategy includes growth plans. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. We cannot assure you that we will be able to successfully develop any of our properties or that we will have access to additional development opportunities. Failure to manage potential transactions to successful conclusions, or failure more generally to manage our growth effectively, could have a material adverse effect on our business, future prospects, financial condition or results of operations and could adversely affect our ability to successfully implement our business strategy.

The long-term sustainability of our operations as well as future growth depends in part upon our ability to acquire land parcels suitable for residential projects at reasonable prices.

The long-term sustainability of our operations, as well as future growth, depends in large part on the price at which we are able to obtain suitable land parcels for development or homebuilding operations. Our ability to acquire land parcels for various residential projects may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning, regulations that limit housing density, the ability to obtain building permits, environmental requirements and other market conditions and regulatory requirements. If suitable lots or land at reasonable prices become less available, the number of units we may be able to build and sell could be reduced, and the cost of land could be increased substantially, which could adversely impact us. As competition for suitable land increases, the cost of undeveloped lots and the cost of developing owned land could also rise and the availability of suitable land at acceptable prices may decline, which could adversely impact us. The availability of suitable land assets could also affect the success of our land acquisition strategy, which may impact our ability to maintain or increase the number of our active communities, as well as to sustain and grow our revenues and margins, and achieve or maintain profitability. Additionally, developing undeveloped land is capital intensive and time consuming and we may develop land based upon forecasts and assumptions that prove to be inaccurate, resulting in projects that are not economically viable.

We operate in a highly competitive market for investment opportunities, and we may be unable to identify and complete acquisitions of real property assets.

The housing industry is highly competitive, and we face competition from many sources, including from other housing communities both in the immediate vicinity and the geographic market where our properties are and will be located. Furthermore, housing communities we invest in compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. Increased competition may prevent us from acquiring attractive land parcels or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures that may adversely impact our margins and revenues. Competitors may independently develop land and construct housing units that are superior or substantially similar to our products and because they are or may be significantly larger, have a longer operating history, and have greater resources or lower cost of capital than us, may be able to compete more effectively in one or more of the markets in which we operate or plan to operate.

We will also compete with public and private funds, commercial and investment banks, commercial financing companies and public and private REITs to make certain of the investments that we plan to make. Many of such competitors are substantially larger and have considerably greater financial, technical and marketing resources than us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, allowing them to pay higher consideration, consider a wider variety of investments and establish more effective relationships than us.

These competitive conditions could adversely affect our ability to make investments. Moreover, our ability to close transactions will be subject to our ability to access financing within stipulated contractual time frames, and there is no assurance that we will have access to such financing on terms that are favorable to us, if at all.

Our property portfolio has a high concentration of properties located in certain states.

To date, our properties are located in Georgia, Texas and Oklahoma. Certain of our properties are located in areas that may experience catastrophic weather and other natural events from time to time, including hurricanes or other severe weather, flooding fires, snow or ice storms, windstorms or earthquakes. These adverse weather and natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected property, as well as anticipated future revenue from that property. We could also continue to be obligated to repay any mortgage indebtedness or other obligations related to the property. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

To the extent that significant changes in the climate occur, we may experience extreme weather and changes in precipitation and temperature and rising sea levels, all of which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties or to protect them from the consequence of climate change.

There can be no assurance that the properties in our development pipeline will be completed in accordance with the anticipated timing or cost.

The development of the projects in our pipeline is subject to numerous risks, many of which are outside of our control, including:

●	inability to obtain entitlements;

●	inability to obtain financing on acceptable terms;

●	default by any of the contractors we engage to construct our projects;

●	site accidents; and

●	failure to secure tenants or residents in the anticipated time frame, on acceptable terms, or at all.

We can provide no assurances that we will complete any of the projects in our development pipeline on the anticipated schedule or within the budget, or that, once completed, these properties will achieve the results that we expect. If the development of these projects is not completed in accordance with our anticipated timing or cost, or the properties fail to achieve the financial results we expect, it could have a material adverse effect on our business, financial condition, results of operations and cash flows and ability to repay our debt, including project-related debt.

Our insurance coverage on our properties may be inadequate to cover any losses we may incur and our insurance costs may increase.

We maintain insurance on our properties. However, there are certain types of losses, generally of a catastrophic nature, such as floods or acts of war or terrorism that may be uninsurable or not economical to insure. Further, insurance companies often increase premiums, require higher deductibles, reduce limits, restrict coverage, and refuse to insure certain types of risks, which may result in increased costs or adversely affect our business. We use our discretion when determining amounts, coverage limits and deductibles, for insurance, based on retaining an acceptable level of risk at a reasonable cost. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of our lost investment. In addition, we may become liable for injuries and accidents at our properties that are underinsured. A significant uninsured loss or increase in insurance costs could materially and adversely affect our business, liquidity, financial condition and results of operations.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We have acquired properties upon which we will construct improvements. In connection with our development activities, we are subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups and our contractor’s or partner’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. Performance also may be affected or delayed by conditions beyond our control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. If a builder or development partner fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance, but there can be no assurance any legal action would be successful. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access raw materials that meet our standards for quality could be adversely affected.

Our ability to identify and develop relationships with qualified suppliers who can satisfy our standards for quality and our need to access products and supplies in a timely and efficient manner will be a significant challenge. We may be required to replace a supplier if their products do not meet our quality or safety standards. In addition, our suppliers could discontinue selling products at any time for reasons that may or may not be in our control or the suppliers’ control. Our operating results and inventory levels could suffer if we are unable to promptly replace a supplier who is unwilling or unable to satisfy our requirements with a supplier providing similar products. Our suppliers’ ability to deliver products may also be affected by financing constraints caused by credit market conditions, which could negatively impact our revenue and costs, at least until alternate sources of supply are arranged.

The construction of manufacturing facilities involves significant risks.

We have limited experience constructing manufacturing facilities and doing so is a complex and lengthy undertaking that requires sophisticated, multi-disciplinary planning and precise execution. The construction of manufacturing facilities is subject to a number of risks. In particular, the construction costs may materially exceed budgeted amounts, which could adversely affect our results of operations and financial condition. For example, we may suffer construction delays or cost overruns as a result of a variety of factors, such as labor and material shortages, defects in materials and workmanship, adverse weather conditions, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties, any of which could delay or prevent the completion of our planned facilities. While our goal is to negotiate contracts with engineering, procurement and construction firms that minimize risk, any delays or cost overruns we encounter may result in the renegotiation of our construction contracts, which could increase our costs.

In addition, the construction of manufacturing facilities may be subject to the receipt of approvals and permits from various regulatory agencies. Such agencies may not approve the projects in a timely manner or may impose restrictions or conditions on a production facility that could potentially prevent construction from proceeding, lengthen its expected completion schedule and/or increase its anticipated cost. If construction costs are higher than we anticipate, we may be unable to achieve our expected investment return, which could adversely affect our business and results of operations.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

We are subject to various federal, state and local laws and regulations that (a) regulate certain activities and operations that may have environmental or health and safety effects, such as the management, generation, release or disposal of regulated materials, substances or wastes, (b) impose liability for the costs of cleaning up, and damages to natural resources from, past spills, waste disposals on and off-site, or other releases of hazardous materials or regulated substances, and (c) regulate workplace safety. Compliance with these laws and regulations could increase our operational costs. Violation of these laws may subject us to significant fines, penalties or disposal costs, which could negatively impact our results of operations, financial position and cash flows. Under various federal, state and local environmental laws, a current or previous owner or operator of currently or formerly owned, leased or operated real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Accordingly, we may incur significant costs to defend against claims of liability, to comply with environmental regulatory requirements, to remediate any contaminated property, or to pay personal injury claims.

Moreover, environmental laws also may impose liens on property or other restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our lessees from operating such properties. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations or the discovery of currently unknown conditions or non-compliances may impose material liability under environmental laws.

Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us.

We are subject to a wide range of legislative, regulatory, accounting and tax rules. The costs and efforts of compliance with these laws, or of defending against actions brought to enforce them, could adversely affect us. In addition, if there are changes to the laws, regulations or administrative decisions and actions that affect us, we may have to incur significant expenses in order to comply, or we may have to restrict or change our operations.

We have invested, and expect to continue to invest, in real property assets which are subject to laws and regulations relating to the protection of the environment and human health and safety. These laws and regulations generally govern wastewater discharges, noise levels, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liabilities on tenants, owners or operators for the costs to investigate and remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, could adversely affect our ability to sell, rent or pledge an affected property as collateral for future borrowings. We intend to take commercially reasonable steps when we can to protect ourselves from the risks of environmental law liability; however, we may not obtain independent third-party environmental assessments for every property we acquire. In addition, any such assessments that we do obtain may not reveal all environmental liabilities, or whether a prior owner of a property created a material environmental condition not known to us. In addition, there are various local, state and federal fire, health, safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages. In all events, the existing condition of land when we buy it, operations in the vicinity of our properties or activities of unrelated third parties could all affect our properties in ways that lead to costs being imposed on us.

Any material expenditures, fines, damages or forced changes to our business or strategy resulting from any of the above could adversely affect our financial condition and results of operations.

Our business, results of operations, cash flows and financial condition are greatly affected by the performance of the real estate industry.

The U.S. real estate industry is highly cyclical and is affected by global, national and local economic conditions, general employment and income levels, availability of financing, interest rates, and consumer confidence and spending. Other factors impacting real estate businesses include over-building, changes in traffic patterns, changes in demographic conditions, changes in tenant and buyer preferences and changes in government requirements, including tax law changes. These factors are outside of our control and may have a material adverse effect on our business, profits and the timing and amounts of our cash flows.

Our industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

Our business can be substantially affected by adverse changes in general economic or business conditions that are outside of our control, including changes in short-term and long-term interest rates; employment levels and job and personal income growth; housing demand from population growth, household formation and other demographic changes, among other factors; availability and pricing of mortgage financing for homebuyers; consumer confidence generally and the confidence of potential homebuyers in particular; consumer spending; financial system and credit market stability; private party and government mortgage loan programs (including changes in FHA, USDA, VA, Fannie Mae and Freddie Mac conforming mortgage loan limits, credit risk/mortgage loan insurance premiums and/or other fees, down payment requirements and underwriting standards), and federal and state regulation, oversight and legal action regarding lending, appraisal, foreclosure and short sale practices; federal and state personal income tax rates and provisions, including provisions for the deduction of mortgage loan interest payments, real estate taxes and other expenses; supply of and prices for available new or resale multifamily units; interest of financial institutions or other businesses in purchases; and real estate taxes. Adverse changes in these conditions may affect our business nationally or may be more prevalent or concentrated in particular submarkets in which we operate. Inclement weather, natural disasters (such as earthquakes, hurricanes, tornadoes, floods, prolonged periods of precipitation, droughts, and fires), other calamities and other environmental conditions can delay the delivery of our units and/or increase our costs. Civil unrest or acts of terrorism can also have a negative effect on our business. If the housing industry experiences a significant or sustained downturn, it would materially adversely affect our business and results of operations in future years. The potential difficulties described above can cause demand and prices for our units to fall or cause us to take longer and incur more costs to develop the land and build our units. We may not be able to recover these increased costs by raising prices because of market conditions.

Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

The housing and land development industries are subject to significant variability and fluctuations in real estate values. As a result, we may be required to write-down the book value of our real estate assets in accordance with GAAP, and some of those write-downs could be material. Any material write-downs of assets could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations. In addition, valuations of real estate properties do not necessarily represent the price at which a willing buyer would purchase such property; therefore, there can be no assurance that we would realize the values underlying estimated valuations of our properties if we were to sell such properties.

We may be required to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations, and our stock price, which could cause you to lose some or all of your investment.

Factors outside of our business and outside of our control may arise. As a result of these factors, we may be forced to write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Further, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with our risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. Accordingly, our securities could suffer a reduction in value.

Inflation could adversely affect our business and financial results.

Inflation could adversely affect our business and financial results by increasing the costs of land, raw materials and labor needed to operate our business. If our markets have an oversupply of housing, relative to demand, we may be unable to offset any such increases in costs with corresponding higher sales prices for our units or buildings. Inflation may also accompany higher interest rates, which could adversely impact potential customers’ ability to obtain financing on favorable terms, thereby further decreasing demand. If we are unable to raise the prices of our units or buildings to offset the increasing costs of our operations, our margins could decrease. Furthermore, if we need to lower the price of our units to meet demand, the value of our land inventory may decrease. Inflation may also raise our costs of capital and decrease our purchasing power, making it more difficult to maintain sufficient funds to operate our business.

We could be impacted by our investments through joint ventures, which involve risks not present in investments in which we are the sole owner.

We have and may continue to fund development projects through the use of joint ventures. Joint ventures involve risks including, but not limited to, the possibility that the other joint venture partners may possess the ability to take or force action contrary to our interests or withhold consent contrary to our requests, have business goals which are or become inconsistent with ours, or default on their financial obligations to the joint venture, which may require us to fulfill the joint venture’s financial obligations as a legal or practical matter. We and our joint venture partners may each have the right to initiate a buy-sell arrangement, which could cause us to sell our interest, or acquire a joint venture partner’s interest, at a time when we otherwise would not have entered into such a transaction. In addition, a sale or transfer by us to a third party of our interests in the joint venture may be subject to consent rights or rights of first refusal in favor of our partners which would restrict our ability to dispose of our interest in the joint venture. Each joint venture agreement is individually negotiated, and our ability to operate, finance, or dispose of a joint venture project in our sole discretion is limited to varying degrees depending on the terms of the applicable joint venture agreement.

Risks associated with our land and lot inventories could adversely affect our business or financial results.

Risks inherent in controlling, purchasing, holding, and developing land are substantial. The risks inherent in purchasing and developing land parcels increase as consumer demand for housing decreases and the holding period increases. As a result, we may buy and develop land parcels on which housing units cannot be profitably built and sold. In certain circumstances, a grant of entitlements or development agreement with respect to a particular parcel of land may include restrictions on the transfer of such entitlements to a buyer of such land, which could negatively impact the price of such entitled land by restricting our ability to sell it for its full entitled value. In addition, inventory carrying costs can be significant and can result in reduced margins or losses in a poorly performing community or market. The time and investment required for development may adversely impact our business. In the event of significant changes in economic or market conditions, we may have to sell units or buildings at significantly lower margins or at a loss, if we are able to sell them at all. Additionally, deteriorating market conditions could cause us to record significant inventory impairment charges. The recording of a significant inventory impairment could negatively affect our reported earnings per share and negatively impact the market perception of our business.

Our quarterly results may fluctuate.

We could experience fluctuations in our quarterly operating results due to a number of factors, including variations in the returns on our current and future investments, the interest rates payable on any outstanding debt, the level of our expenses, the levels and timing of the recognition of our realized and unrealized gains and losses, the seasonal nature of travel if the community is a vacation destination, the degree to which we encounter competition in our markets and other business, market and general economic conditions. Consequently, our results of operations for any current or historical period should not be relied upon as being indicative of performance in any future period.

We may not be able to sell our real property assets when we desire.

Investments in real property are relatively illiquid compared to other investments. Accordingly, we may not be able to sell real property assets when we desire or at prices acceptable to us. This could substantially reduce the funds available for satisfying our obligations, including any debt obligations.

Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

Our access to third-party sources of financing will depend, in part, on:

●	general market conditions;

●	the market’s perception of our growth potential;

●	with respect to acquisition and/or development financing, the market’s perception of the value of the land parcels to be acquired and/or developed;

●	our current debt levels;

●	our current and expected future earnings;

●	our cash flow; and

●	the market price per share of our common stock.

The global credit and equity markets and the overall economy can be extremely volatile, which could have a number of adverse effects on our operations and capital requirements. For the past decade, the domestic financial markets have experienced a high degree of volatility, uncertainty and, during certain periods, tightening of liquidity in both the high yield debt and equity capital markets, resulting in certain periods where new capital has been both more difficult and more expensive to access. If we are unable to access the credit markets, we could be required to defer or eliminate important business strategies and growth opportunities in the future. In addition, if there is volatility and weakness in the capital and credit markets, potential lenders may be unwilling or unable to provide us with financing that is attractive to us or may increase collateral requirements or may charge us prohibitively high fees in order to obtain financing. Consequently, our ability to access the credit market in order to attract financing on reasonable terms may be adversely affected. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure additional financing on reasonable terms, if at all. Depending on market conditions at the relevant time, we may have to rely more heavily on additional equity financings or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities and other purposes. We may not have access to such equity or debt capital on favorable terms at the desired times, or at all.

The COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

Throughout 2021 and to date, the COVID-19 pandemic has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. COVID-19 (or a future pandemic) could have material and adverse effects on our performance, financial condition, results of operations and cash flows due to, among other factors:

●	a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government actions;

●	difficulty accessing equity and debt capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets

●	difficulty obtaining capital necessary to fund business operations;

●	delays in construction at our properties may adversely impact our ability to commence operations and generate revenues from projects, including:

○	construction moratoriums by local, state or federal government authorities;

○	delays by applicable governmental authorities in providing the necessary authorizations to commence construction;

○	reductions in construction team sizes to effectuate social distancing and other requirements;

○	infection by one or more members of a construction team necessitating a partial or full shutdown of construction; and

○	manufacturing and supply chain disruptions for materials sourced from other geographies which may be experiencing shutdowns and shipping delays.

The extent to which COVID-19 (or a future pandemic) impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence.

Risks Related to the Separation and Distribution

We have no recent history of operating as an independent company, and our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and may not be a reliable indicator of our future results.

The historical information about SG DevCo in this information statement refers to the Spin-Off Business as operated by and integrated with SG Holdings. Our historical financial information included in this information statement is derived from SG Holdings’ accounting records and is presented on a standalone basis as if the Spin-Off Business has been conducted independently from SG Holdings. Additionally, the pro forma financial information included in this information statement is derived from our historical financial information and (i) gives effect to the Separation and (ii) reflects SG DevCo’s anticipated post-Separation capital structure. Accordingly, the historical and pro forma financial information does not necessarily reflect the financial condition, results of operations or cash flows that we would have achieved as a separate, publicly traded company during the periods presented or those that we will achieve in the future primarily as a result of the factors described below:

●	Generally, our working capital requirements and capital for our general corporate purposes, including capital expenditures and acquisitions, have historically been satisfied as part of the corporate-wide cash management policies of SG Holdings. Following the completion of the Distribution, we may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements, which may or may not be available and may be more costly.

●	Prior to the Distribution, our business has been operated by SG Holdings as part of its broader corporate organization, rather than as an independent company. SG Holdings or one of its affiliates performed various corporate functions for us, such as legal, treasury, accounting, auditing, human resources, investor relations, and finance. Our historical and pro forma financial results reflect allocations of corporate expenses from SG Holdings for such functions, which may be less than the expenses we would have incurred had we operated as a separate, publicly traded company.

●	Currently, our business is integrated with the other businesses of SG Holdings. Historically, we have shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. While we have sought to minimize the impact on SG DevCo when separating these arrangements, there is no guarantee these arrangements will continue to capture these benefits in the future.

●	After the completion of the Distribution, the cost of capital for our business may be higher than SG Holdings’ cost of capital prior to the Distribution.

Other significant changes may occur in our cost structure, management, financing and business operations as a result of operating as a company separate from SG Holdings. For additional information about the past financial performance of our business and the basis of presentation of the historical financial statements and the unaudited pro forma financial statements of our business, see “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and accompanying notes included elsewhere in this information statement.

Following the Separation, our financial profile will change, and we will be a smaller, less diversified company than SG Holdings prior to the Separation.

The Separation will result in each of SG Holdings and SG DevCo being smaller, less diversified companies with more limited businesses concentrated in their respective industries. As a result, we may be more vulnerable to changing market conditions, which could have a material adverse effect on our business, financial condition and results of operations. In addition, the diversification of our revenues, costs, and cash flows will diminish as a standalone company, such that our results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and our ability to fund capital expenditures and investments may be diminished.

We may not achieve some or all of the expected benefits of the Separation and Distribution, and the Separation and Distribution may materially adversely affect our business.

We may not be able to achieve the full strategic and financial benefits expected to result from the Separation and Distribution, or such benefits may be delayed or not occur at all. The Separation and Distribution is expected to provide the following benefits, among others: (1) enabling our management to more effectively pursue its own distinct operating priorities and strategies; (2) permitting us to allocate our financial resources to meet the unique needs of our business, which will allow us to intensify our focus on our distinct strategic priorities and to more effectively pursue our own distinct capital structure and capital allocation strategies; (3) allowing us to more effectively articulate a clear investment thesis to attract a long-term investor base suited to our business and providing investors with a distinct and targeted investment opportunity; (4) creating an independent equity security tracking our underlying business, which should afford us direct access to the capital markets and facilitate our ability to consummate future acquisitions or other transactions using our common stock; and (5) permitting us to more effectively recruit, retain and motivate employees through the use of stock-based compensation that more closely aligns management and employee incentives with specific business goals and objectives related to our business.

We may not achieve these and other anticipated benefits for a variety of reasons, including, among others: (1) the Separation and Distribution will demand management’s time and effort, which may divert management’s attention from operating and growing our business; (2) following the Separation and Distribution, we may be more susceptible to market fluctuations and other adverse events than if we were still a part of SG Holdings because our business will be less diversified than SG Holdings’ business prior to the completion of the Separation; (3)  the Separation may require us to pay costs that could be substantial and material to our financial resources, including accounting, tax, legal and other professional services costs, recruiting costs, and tax costs; and (4) after the Separation and Distribution, we cannot predict the trading prices of SG DevCo common stock or know whether the combined trading prices of the SG Holdings common stock and our common stock will be less than, equal to or greater than the market value of SG Holdings common stock prior to the Separation and Distribution. If we fail to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows.

SG Holdings’ plan to separate into two publicly traded companies is subject to various risks and uncertainties and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense, which could disrupt or adversely affect our business.

In December 2022, SG Holdings announced its plan to separate into two publicly traded companies. The Separation and Distribution is subject to the satisfaction of certain conditions (or waiver by SG Holdings in its sole and absolute discretion), including final approval by SG Holdings’ Board of Directors of the final terms of the Separation and Distribution. Furthermore, unanticipated developments or changes, including changes in the law, the macroeconomic environment, competitive conditions of SG Holdings’ markets could delay or prevent the completion of the proposed Separation and Distribution, or cause the Separation and Distribution to occur on terms or conditions that are different or less favorable than expected.

The process of completing the proposed Separation and Distribution has been and is expected to continue to be time-consuming and involves significant costs and expenses. The costs may be significantly higher than what we currently anticipate and may not yield a discernible benefit if the Separation and Distribution is not completed or is not well executed, or the expected benefits of the Separation and Distribution are not realized.

Until the Distribution occurs, SG Holdings will have sole discretion to change the terms of the Separation and Distribution in ways that may be unfavorable to us.

Completion of the Separation and Distribution remains subject to the satisfaction or waiver of certain conditions, some of which are in the sole and absolute discretion of SG Holdings, including final approval by the Board of Directors of SG Holdings. Additionally, SG Holdings has the sole and absolute discretion to change certain terms of the Separation and Distribution, which changes could be unfavorable to us. In addition, SG Holdings may decide at any time prior to the completion of the Separation and Distribution not to proceed with the Separation and Distribution.

Our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we will be subject as a standalone, publicly traded company following the Distribution.

Prior to the Distribution, we believe that our reporting and control systems have been appropriate for those of a subsidiary of a public company. However, we have not been directly subject to the reporting and other requirements of the Exchange Act. As a result of the Distribution, we will be directly subject to reporting and other obligations under the Exchange Act. These reporting and other obligations will place significant demands on our management and administrative and operational resources, including accounting resources. We may not have sufficient time following the Separation to meet these obligations by the applicable deadlines.

Moreover, to comply with these requirements, we anticipate that we will need to migrate our systems, including information technology systems, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff. We expect to incur additional annual expenses related to these steps, and those expenses may be significant. If we are unable to implement our financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Any failure to achieve and maintain effective internal controls could result in adverse regulatory consequences and/or loss of investor confidence, which could limit SG DevCo’s ability to access the global capital markets and could have a material adverse effect on our business, financial condition, results of operations, cash flows or the market price of SG DevCo securities.

In connection with the separation into two public companies, each of SG Holdings and SG DevCo will indemnify each other for certain liabilities. If we are required to pay under these indemnities to SG Holdings, our financial results could be negatively impacted. The SG Holdings indemnities may not be sufficient to hold us harmless from the full amount of liabilities for which SG Holdings will be allocated responsibility, and SG Holdings may not be able to satisfy its indemnification obligations in the future.

Pursuant to the separation and distribution agreement and certain other agreements between SG Holdings and SG DevCo, each party will agree to indemnify the other for certain liabilities. Third parties could also seek to hold us responsible for any of the liabilities that SG Holdings has agreed to retain. Any amounts we are required to pay pursuant to these indemnification obligations and other liabilities could require us to divert cash that would otherwise have been used in furtherance of our operating business. Further, the indemnities from SG Holdings for our benefit may not be sufficient to protect us against the full amount of such liabilities, and SG Holdings may not be able to fully satisfy its indemnification obligations.

Moreover, even if we ultimately succeed in recovering from SG Holdings any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves. Each of these risks could negatively affect our business, results of operations and financial condition.

The terms we will receive in our agreements with SG Holdings and its subsidiaries could be less beneficial than the terms we may have otherwise received from unaffiliated third parties.

The agreements we will enter into with SG Holdings in connection with the Separation were prepared in the context of the Separation while we were still a wholly owned subsidiary of SG Holdings. Accordingly, during the period in which the terms of those agreements were prepared, we did not have an independent Board of Directors or a management team that was independent of SG Holdings. As a result, the terms of those agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties. See “Certain Relationships and Related Party Transactions.”

Until the Distribution occurs, the SG Holdings Board of Directors has sole and absolute discretion to change the terms of the Separation and Distribution in ways which may be unfavorable to us.

Until the Distribution occurs, SG DevCo will be a wholly-owned subsidiary of SG Holdings. Accordingly, SG Holdings will have the sole and absolute discretion to determine and change the terms of the Separation and Distribution, including the establishment of the record date for the Distribution and the Distribution Date. These changes could be unfavorable to us. In addition, the SG Holdings Board of Directors, in its sole and absolute discretion, may decide not to proceed with the Distribution at any time prior to the Distribution Date.

After the Separation and Distribution, some of our directors and officers may have actual or potential conflicts of interest because of their equity ownership in SG Holdings.

Because of their current or former positions with SG Holdings, following the Separation and Distribution, some of our directors and executive officers may own shares of SG Holdings common stock, and the individual holdings may be significant for some of these individuals compared to their total assets. This ownership may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for SG Holdings or us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between SG Holdings and us regarding the terms of the agreements governing the Separation and the relationship thereafter between the companies.

After the Distribution, 70% of our common stock will be owned by a single stockholder, SG Holdings, and it may therefore be able to substantially control our management and affairs.

SG Holdings currently owns 100% of our outstanding common stock and will own beneficially 70% of our outstanding common stock immediately after the consummation of the Distribution. Therefore, SG Holdings will have substantial influence over any election of our directors and our operations. This concentration of ownership could also have the effect of delaying or preventing a change in our control and might affect the market price of our common stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders.

After the Distribution, we will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

After the Distribution, SG Holdings will control 70% of our outstanding common stock. Because of the voting power of SG Holdings, we will be considered a “controlled company” for purposes of Nasdaq requirements. As such, we are exempt from certain corporate governance requirements of Nasdaq, including the requirements that (i) a majority of the board of directors consist of independent directors, (ii) we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors and (iii) we have a Compensation Committee that is composed entirely of independent directors. Following the Distribution, we may rely on some or all of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

Risks Related to Our Common Stock

We currently do not intend to pay dividends on our common stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We do not expect to pay cash dividends on our common stock. Any future dividend payments are within the absolute discretion of our Board of Directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our Board of Directors may deem relevant.

We cannot be certain that an active trading market for our common stock will develop or be sustained after the Distribution and, following the Distribution, our stock price may fluctuate significantly.

A public market for our common stock does not currently exist. We anticipate that on or prior to the record date for the Distribution, trading of shares of our common stock will begin on a “when-issued” basis and will continue through the Distribution Date. However, we cannot guarantee that an active trading market will develop or be sustained for our common stock after the Distribution, nor can we predict the prices at which shares of our common stock may trade after the Distribution. Similarly, we cannot predict the effect of the Distribution on the trading prices of our common stock or whether the combined trading prices of the SG Holdings common stock and our common stock will equal or exceed what the trading price of SG Holdings common stock would have been in absence of the Separation and Distribution.

Until the market has fully evaluated our business as a standalone entity, the prices at which shares of our common stock trade may fluctuate more significantly than might otherwise be typical, even with other market conditions, including general volatility, held constant. The increased volatility of our stock price following the Distribution may have a material adverse effect on our business, financial condition and results of operations. The market price of our common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our operating results;

●	changes in earnings estimated by securities analysts or our ability to meet those estimates;

●	the operating and stock price performance of comparable companies;

●	changes to the regulatory and legal environment under which we operate; and

●	domestic and worldwide economic conditions.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. If only a limited number of securities or industry analysts commence coverage of our Company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

 As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

As a result of becoming a public company we will be subject to SEC reporting and other regulatory requirements. We will incur expenses and diversion of our management’s time in its efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when, and if, required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our financial statements or identify other areas for further attention or improvement. If we are unable to assert that our internal controls over financial reporting are effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and we are taking advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and are taking advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which generally means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700 million as of the prior December 31.

Because we are subject to the above listed reduced reporting requirements, investors may not be able to compare us to other companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Your percentage of ownership in SG DevCo may be diluted in the future.

In the future, your percentage ownership in SG DevCo may be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including any equity awards that we will grant to our directors, officers and employees. We anticipate that the compensation committee of our Board of Directors will grant stock-based awards to our employees after the Distribution. Such awards will have a dilutive effect on the number of SG DevCo shares outstanding, and therefore on our earnings per share, which could adversely affect the market price of our common stock. From time to time, we will issue additional stock-based awards to our employees under our employee benefits plans.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our amended and restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our Board of Directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our common stock.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our management.

Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control of our company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our management by making it more difficult for stockholders to replace members of our Board of Directors. Among other things, these provisions provide:

●	our Board of Directors is divided into three classes, one class of which is elected each year by our stockholders with the directors in each class to serve for a three-year term;

●	the authorized number of directors can be changed only by resolution of our Board of Directors;

●	directors may be removed by stockholders only for cause;

●	our amended and restated bylaws may be amended or repealed by our Board of Directors or by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of our stockholders;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the Board of Directors;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our Board of Directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for certain types of state actions that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, employees, control persons, underwriters, or agents, which may discourage lawsuits against us and our directors, employees, control persons, underwriters, or agents. Additionally, a court could determine that the exclusive forum provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find these provisions of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

THE SEPARATION AND DISTRIBUTION

General

SG Holdings intends to distribute 30% of the outstanding shares of our common stock to holders of SG Holdings common stock on a pro rata basis. SG Holdings will retain 70% of our outstanding shares of common stock following the Separation and Distribution. The Distribution of our common stock is expected to take place on [ ], 2023, the Distribution Date. On the Distribution Date, each holder of SG Holdings common stock will receive [ ] shares of our common stock for every [ ] shares of SG Holdings common stock held as of the close of business on the Record Date, as described below. You will not be required to make any payment, surrender or exchange your SG Holdings common stock or take any other action to receive your shares of SG DevCo common stock to which you are entitled on the Distribution Date.

The Distribution of our common stock as described in this information statement is subject to the satisfaction or waiver of certain conditions. We cannot provide any assurances that the Distribution will be completed. For a more detailed description of these conditions, see the section “The Separation—Conditions to the Distribution.” We cannot provide any assurances that SG Holdings will complete the Separation and Distribution.

Reasons for the Separation

SG Holdings previously announced that it was proceeding with a plan to spin-off its real estate development business. We are currently a wholly owned subsidiary of SG Holdings and hold all of the assets and related liabilities associated with the Spin-Off Business. Following a strategic review, it was determined that separating the Spin-Off Business from SG Holdings’ current business operations would be in the best interests of SG Holdings and its stockholders and that the Separation would create two companies with attributes that best position each company for long-term success, including the following:

●	Distinct Focus. Each company will benefit from a distinct strategic and management focus on its specific operational and growth priorities. SG Holdings is expected to continue developing, designing and fabricating modular structures. SG DevCo will focus on real estate development. Because each company will have a smaller portfolio of businesses, management of each company is expected to be able to better allocate time and resources to identifying and executing operational and growth strategies.

●	Allocation of Financial Resources and Separate Capital Structures. The Separation will permit each company to allocate its financial resources to meet the unique needs of its own business, which will allow each company to intensify its focus on its distinct strategic priorities. The Separation will also allow each business to more effectively pursue its own distinct capital structure and capital allocation strategies.

●	Targeted Investment Opportunity. The Separation will create two companies with more focused, aligned businesses, which will allow each company to more effectively articulate a clear investment thesis to attract a long-term investor base suited to its businesses and the industries in which it operates and serves, and will facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

●	Employee Incentives, Recruitment and Retention. The Separation will allow each company to more effectively recruit, retain and motivate employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Separation will allow incentive structures and targets at each company to be better aligned with each underlying business. Similarly, recruitment and retention will be enhanced by more consistent talent requirements across the businesses, allowing both recruiters and applicants greater clarity and understanding of talent needs and opportunities associated with the core business activities, principles and risks of each company.

●	Direct Access to Capital Markets. Each company will have its own equity structure that should afford it direct access to the capital markets and allow it to capitalize on its unique growth opportunities appropriate to its business.

●	Incremental Stockholder Value. We believe that each company will benefit from the investment community’s ability to value its businesses independently within the context of its particular industry with the anticipation that, over time, the aggregate market value of the companies will be higher, than if SG Holdings were to remain under its current configuration.

Neither we, nor SG Holdings, can assure you that, following the Separation, any of the benefits described above or otherwise in this information statement will be realized to the extent anticipated or at all. For more information, see “Risk Factors.”

The Number of Shares You Will Receive

On the Distribution Date, you will receive [ ] shares of our common stock for every [ ] shares of SG Holdings common stock held as of the close of business on the Record Date. The Distribution will generally be taxable to stockholders for U.S. federal income tax purposes as described under “Material U.S. Federal Income Tax Consequences.”

Treatment of Fractional Shares

American Stock Transfer and Trust Company, LLC, acting as the distribution agent, will not distribute any fractional shares of our common stock to SG Holdings stockholders. As soon as practicable on or after the Distribution Date, the distribution agent will, instead, aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing prices, and distribute the net cash proceeds from the sales, net of brokerage fees and commissions, transfer taxes, and other costs, and after making appropriate deductions of the amounts required to be withheld for U.S. federal income tax purposes, if any, pro rata to each stockholder that would otherwise have been entitled to receive a fractional share in connection with the Distribution. The distribution agent will determine when, how, through which broker-dealers, and at what prices to sell the aggregated fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any minimum sale price for the fractional shares or to any interest on the amounts of payments made in lieu of fractional shares. The receipt of cash in lieu of fractional shares generally will be taxable to the recipient stockholders for U.S. federal income tax purposes as described under “Material U.S. Federal Income Tax Consequences.”

When and How You Will Receive the Distribution of SG DevCo Shares

SG Holdings will distribute the shares of our common stock on [ ] , 2023, the Distribution Date, to holders of record as of the close of business on the Record Date. The Distribution is expected to be completed following the Nasdaq market closing on the Distribution Date. SG Holdings’ transfer agent and registrar, American Stock Transfer and Trust Company, LLC, will serve as transfer agent and registrar for our common stock and as distribution agent in connection with the Distribution.

If you own SG Holdings common stock as of the close of business on the Record Date, the shares of our common stock that you are entitled to receive in connection with the Distribution will be issued electronically, as of the Distribution Date, to your account as follows:

●	Registered Stockholders. If you own your shares of SG Holdings stock directly, either in book-entry form through an account at American Stock Transfer and Trust Company, LLC and/or if you hold paper stock certificates, you will receive your shares of our common stock by way of direct registration in book-entry form. Registration in book-entry form is a method of recording stock ownership when no physical paper share certificates are distributed to stockholders, as is the case in connection with the Distribution.

On or shortly following the Distribution Date, the Distribution Agent will mail to you a direct registration account statement that reflects the number of shares of our common stock that have been registered in book-entry form in your name. Stockholders having any questions concerning the mechanics of having shares of our common stock registered in book-entry form may contact American Stock Transfer and Trust Company, LLC at the address set forth under “Questions and Answers About the Separation” in this information statement.; and

●	Beneficial Stockholders. Many SG Holdings stockholders hold their shares of SG Holdings common stock beneficially through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the stock in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your SG Holdings common stock through a bank or brokerage firm, your bank or brokerage firm will credit your account with the shares of our common stock that you are entitled to receive in connection with the Distribution. If you have any questions concerning the mechanics of having shares of common stock held in “street name,” we encourage you to contact your bank or brokerage firm.

Treatment of Outstanding Equity Compensation Awards

There will be no adjustments made to outstanding unvested SG Holdings RSUs in connection with the Separation and Distribution. Outstanding unvested SG Holdings RSUs shall remain subject to the same terms and conditions after the Distribution as the terms and conditions applicable to such RSUs immediately prior to the Distribution.

Results of the Separation and Distribution

After the Separation and Distribution, we will be a separate publicly traded company. Immediately following the Separation and Distribution, we expect to have approximately [ ] shares of our common stock outstanding, based on the number of SG Holdings shares of common stock outstanding on [ ], 2023 and the number of shares to be retained by SG Holdings as described above. The actual number of shares of our common stock SG Holdings will distribute in the Distribution will depend on the actual number of shares of SG Holdings common stock outstanding on the Record Date, which will reflect any issuance of new shares or the vesting of equity awards pursuant to SG Holdings’ equity plans on or prior to the Record Date. Shares of SG Holdings common stock held by SG Holdings as treasury shares will not be considered outstanding for purposes of, and will not be entitled to participate in, the Distribution. The Distribution will not affect the number of outstanding shares of SG Holding common stock or any rights of SG Holdings stockholders. However, following the Separation and Distribution, the equity value of SG Holdings will no longer reflect the value of the Spin-Off Business (except to the extent of the shares of our common stock retained by SG Holdings as described above). Although SG Holdings believes that our separation from SG Holdings offers its stockholders the greatest long-term value, there can be no assurance that the combined trading prices of the SG Holdings common stock and our common stock will equal or exceed what the trading price of SG Holdings common stock would have been in absence of the Separation and Distribution.

Regulatory Approvals

We must complete the necessary registration under the federal securities laws of our common stock to be issued in connection with the Distribution. We must also complete the applicable listing requirements on Nasdaq for such shares. Other than these requirements, we do not believe that any other material governmental or regulatory filings or approvals will be necessary to consummate the Distribution.

Appraisal Rights

No SG Holdings stockholder will have any appraisal rights in connection with the Separation and Distribution.

Listing and Trading of Our Common Stock

As of the date of this information statement, there is no public market for our common stock. We plan to apply to have our common stock listed on Nasdaq under the ticker symbol “SGD.”

The shares of our common stock distributed to SG Holdings stockholders will be freely transferable, except for shares received by individuals who are our affiliates. Individuals who may be considered our affiliates after the Separation and Distribution include individuals who control, are controlled by, or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, or the “Securities Act,” or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(a)(1) of the Securities Act or Rule 144 thereunder.

Trading Between the Record Date and the Distribution Date

Beginning on or shortly before the Record Date and continuing up to and including the Distribution Date, we expect that there will be two markets in SG Holdings common stock: a “regular-way” market and an “ex-distribution” market. Shares of SG Holdings common stock that trade on the “regular-way” market will trade with an entitlement to receive shares of our common stock in connection with the Distribution. Shares of SG Holdings common stock that trade on the “ex-distribution” market will trade without an entitlement to receive shares of our common stock in the Distribution. Therefore, if you sell shares of SG Holdings common stock on the “regular-way” market after the close of business on the Record Date and up to and including through the Distribution Date, you will be selling your right to receive shares of our common stock in connection with the Distribution. If you own shares of SG Holdings common stock as of the close of business on the Record Date and sell those shares on the “ex-distribution” market, up to and including through the Distribution Date, you will still receive the shares of our common stock that you would be entitled to receive in respect of your ownership as of the Record Date.

Furthermore, beginning on or shortly before the Record Date and continuing up to and including the Distribution Date, we expect there will be a “when-issued” market in our common stock. “When-issued” trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The “when-issued” trading market will be a market for shares of our common stock that will be distributed to SG Holdings stockholders on the Distribution Date. If you own shares of SG Holdings common stock as of the close of business on the Record Date, you would be entitled to receive shares of our common stock in connection with the Distribution. You may trade this entitlement to receive shares of our common stock, without trading the shares of SG Holdings common stock you own, in the “when-issued” market. On the first trading day following the Distribution Date, we expect “when-issued” trading with respect to our common stock will end and “regular-way” trading in our common stock will begin.

Conditions to the Distribution

We expect the Distribution will be effective on [ ], 2023, the Distribution Date, provided that, among other conditions described in the separation and distribution agreement, the following conditions will have been satisfied or waived by SG Holdings in its sole discretion:

●	the SG Holdings Board of Directors will have approved the Distribution and will not have abandoned the Distribution or terminated the separation and distribution agreement at any time prior to the consummation of the Distribution;

●	the SEC will have declared effective our registration statement on Form 10, of which this information statement is a part, under the Exchange Act; no stop order suspending the effectiveness of our registration statement on Form 10 will be in effect; no proceedings for such purpose will be pending before or threatened by the SEC; and this information statement, or a notice of internet availability thereof, will have been mailed to the holders of SG Holdings common stock as of the Record Date;

●	all actions and filings necessary or appropriate under applicable federal, state “blue sky,” or foreign securities laws and the rules and regulations thereunder will have been taken and, when applicable, become effective or been accepted;

●	our common stock to be delivered in connection with the Distribution will have been approved for listing on Nasdaq, subject to official notice of issuance;

●	our Board of Directors, as named in this information statement, will have been duly elected, and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each in substantially the form attached as exhibits to the registration statement on Form 10 of which this information statement is a part, will be in effect;

●	each of the ancillary agreements contemplated by the separation and distribution agreement will have been duly executed and delivered by the parties thereto;

●	no applicable law will have been adopted, promulgated, or issued, and be in effect, that prohibits the consummation of the Distribution or any of the transactions contemplated by the separation and distribution agreement;

●	any material governmental approvals and consents and any material permits, registrations, and consents from third parties, in each case, necessary to effect the Distribution and to permit the operation of the real estate development business after the Distribution Date substantially as conducted as of the date of the separation and distribution agreement will have been obtained; and

●	no events or developments shall have occurred or exist that, in the sole and absolute judgment of the SG Holdings Board of Directors, make it inadvisable to effect the Distribution or would result in the Distribution and related transactions not being in the best interest of SG Holdings or its stockholders.

The fulfillment of these conditions will not create any obligations on SG Holdings’ part to effect the Separation, and the SG Holdings Board of Directors has reserved the right, in its sole discretion, to abandon, modify, or change the terms of the Separation, including by accelerating or delaying the timing of the consummation of all or part of the Distribution, at any time prior to the Distribution Date.

Agreements with SG Holdings

In connection with the Separation, we will enter into a separation and distribution agreement and several other agreements with SG Holdings to effect the Separation and provide a framework for our relationship with SG Holdings after the Separation. These agreements will govern the relationship between our company, on the one hand, and SG Holdings and its subsidiaries, on the other hand, subsequent to the Separation (including with respect to transition services, employee matters and tax matters).

In addition to the separation and distribution agreement (which will contain many of the key provisions related to our Separation from SG Holdings and the distribution of our shares of common stock to SG Holdings stockholders), we will also enter into a Tax Matters Agreement and a Shared Services Agreement.

The forms of the principal agreements described below have been or will be filed as exhibits to the registration statement of which this information statement forms a part. The following descriptions of these agreements are summaries of the material terms of these agreements.

Separation and Distribution Agreement

The separation and distribution agreement will govern the overall terms of the Separation and Distribution. On or prior to the Distribution Date, SG Holdings will deliver 30% of the issued and outstanding shares of our common stock to the distribution agent. On or as soon as practicable following the Distribution Date, the distribution agent will electronically deliver the shares of our common stock to SG Holdings stockholders based on the distribution ratio. The SG Holdings’ Board may, in its sole and absolute discretion, at any time until the Distribution, decide to abandon or modify the Distribution and to terminate the separation and distribution agreement.

The separation and distribution agreement will also specify those conditions that must be satisfied or waived by SG Holdings prior to the completion of the Separation, which are described further in “—Conditions to the Distribution.”

We and SG Holdings will each agree to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Separation and Distribution and our and SG Holdings’ respective businesses. The amount of either SG Holdings or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The separation and distribution agreement will also establish procedures for handling claims subject to indemnification and related matters.

Tax Matters Arrangement

In connection with the Separation, we and SG Holdings intend to enter into a tax matters agreement that will contain certain tax matters arrangements and will govern the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes incurred as a result of the Separation and the Distribution. The tax matters arrangement will also set forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

In general, the tax matters arrangement will govern the rights and obligations that we and SG Holdings will have after the Separation with respect to taxes for both pre- and post-closing periods. Under the tax matters arrangement, we generally will be responsible for (i) any of our taxes for all periods prior to and after the Distribution and (ii) any taxes of the SG Holdings group for periods prior to the Distribution to the extent attributable to the real estate development business. SG Holdings generally will be responsible for any of the taxes of the SG Holdings group other than taxes for which we are responsible. In addition, SG Holdings will be responsible for its taxes arising as a result of the Separation and Distribution. Notwithstanding the foregoing, sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar taxes imposed on the Distribution shall be borne fifty percent (50%) by us and fifty percent (50%) by SG Holdings.

Each of SG Holdings and SG DevCo will indemnify each other against any taxes allocated to such party under the tax matters agreement and related out-of-pocket costs and expenses.

Shared Services Agreement

In connection with the Separation, we and SG Holdings also intend to enter into a shared services agreement which will set forth the terms on which SG Holdings will provide to us on a transitional basis, certain services or functions that the companies historically have shared. Shared services will include various information technology, finance, human resources, compliance, legal, and other support services.

In consideration for such services, we will pay fees to SG Holdings for the services provided, and those fees will generally be in amounts intended to allow SG Holdings to recover all of its direct and indirect costs incurred in providing those services. SG Holdings will charge us a fee for services performed by (i) its employees which shall be a percentage of each employee’s base salary based upon an allocation of their business time spent providing such services and (ii) third parties, the fees charged by such third parties. We will also pay SG Holdings for general and administrative expenses incurred by SG Holdings attributable to both the operation of SG Holdings (other than the provision of the services performed by SG Holdings’ employees) and the provision of the shared services, including but not limited to information technology, data subscription and corporate overhead expenses, the portion of such costs and expenses that are attributable to the provision of the shared services, as reasonably determined by SG Holdings. The personnel performing services under the shared services agreement will be employees and/or independent contractors of SG Holdings and will not be under our direction or control. We will also reimburse SG Holdings for direct out-of-pocket costs incurred by SG Holdings for third party services provided to us.

Reason for Furnishing this Information Statement

This information statement is being furnished solely to provide information to SG Holdings stockholders who are entitled to receive shares of our common stock in connection with the Distribution. The information statement is not, and is not to be construed as, an inducement or encouragement to buy, hold, or sell any of our securities. We believe the information contained in this information statement is accurate as of the date set forth on the cover. Changes may occur after that date and neither SG Holdings nor we undertake any obligation to update such information except in the normal course of our respective public disclosure obligations.

DIVIDEND POLICY

 We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, the terms of our outstanding indebtedness, and any other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022, on a historical basis and on a pro forma basis to give effect to the pro forma adjustments included in our Unaudited Pro Forma Financial Information. The information below is not necessarily indicative of what our capitalization would have been had the Separation and Distribution been completed as of September 30, 2022. In addition, it is not indicative of our future capitalization. This table should be read in conjunction with “Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and the related notes included elsewhere in this information statement.

	September 30, 2022
Capitalization:	Historical	Pro Forma
Cash and cash equivalents	$0	$	[	]
Shareholders’ equity
Common stock	1		[	]
Additional paid in capital	4,323,900		[	]
Accumulated deficit	(1,972,669)		[	]
Total shareholder’s equity	2,351,232		[	]
Total capitalization	$2,351,232	$	[	]

SG DevCo has not yet finalized its post-distribution capitalization. Pro forma financial information reflecting SG DevCo’s post-distribution capitalization will be included in an amendment to this information statement.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The Unaudited Pro Forma Financial Information presented below has been derived from SG DevCo’s historical financial statements included in this information statement. While the historical financial statements reflect the past financial results of the Spin-Off Business, this pro forma information gives effect to the separation of that business into a separate publicly traded company. The pro forma adjustments to reflect the Separation and Distribution include:

●	the separation of the assets and liabilities related to the Spin-Off Business pursuant to the separation and distribution agreement;

●	the anticipated post-Separation and Distribution capital structure, including the issuance of [ ] shares of our common stock to SG Holdings and the distribution of 30% of our issued and outstanding shares of common stock by SG Holdings in connection with the Distribution; and

●	the impact of, and transactions contemplated by, the separation and distribution agreement, the tax matters agreement and the shared services agreement.

The pro forma adjustments are based on available information and assumptions our management believes are reasonable; however, such adjustments are subject to change as the costs of operating as a standalone company are determined. In addition, such adjustments are estimates and may not prove to be accurate. The Unaudited Pro Forma Financial Information has been derived from our Historical Financial Statements included in this information statement and includes certain adjustments to give effect to events that are (1) directly attributable to the Separation and Distribution and related transaction agreements, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on SG DevCo. Any change in costs or expenses associated with operating as a standalone company would constitute projected amounts based on estimates and, therefore, are not factually supportable; as such, the Unaudited Pro Forma Financial Information has not been adjusted for any such estimated changes. Only costs that management has determined to be factually supportable and recurring are included as pro forma adjustments, including the items described above. Incremental costs and expenses associated with operating as a standalone company, which are not reflected in the Unaudited Pro Forma Financial Information, are not practical to estimate as of the date of this filing.

The Unaudited Pro Forma Statement of Operations for the period February 17, 2021 (Inception) through December 31, 2021 and the nine months ended September 30, 2022 has been prepared as though the Distribution occurred on February 17, 2021. The Unaudited Pro Forma Balance Sheet at September 30, 2022 has been prepared as though the distribution occurred on September 30, 2022. The Unaudited Pro Forma Financial Information is for illustrative purposes only, and does not reflect what our financial position and results of operations would have been had the distribution occurred on the dates indicated and is not necessarily indicative of our future financial position and future results of operations.

The Unaudited Pro Forma Financial Information should be read in conjunction with our historical financial information, “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this information statement. The Unaudited Pro Forma Financial Information constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this information statement.

Safe and Green Development Corporation

Unaudited Pro Forma Balance Sheet

As of September 30, 2022

	As Reported	Pro Forma Adjustments			Pro Forma
	(Unaudited)
Assets
Current assets:
Assets held for sale	$4,420,991		[	]	[	]
Land	1,190,655		[	]	[	]
Project development costs and other non-current assets	34,794		[	]	[	]
Equity-based investments	3,599,945		[	]	[	]
Total Assets	$9,246,565		[	]	[	]

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$47,033	$	[	]	[	]
Due to affiliates	4,200,000		[	]	[	]
Short term note payable, net	2,648,300		[	]	[	]
Total current liabilities	6,895,333		[	]	[	]

Stockholders’ equity:
Common stock	1		[	]	[	]
Additional paid-in capital	4,323,900		[	]	[	]
Accumulated deficit	(1,972,669)		[	]	[	]
Total stockholders’ equity	2,351,232		[	]	[	]

Total Liabilities and Stockholders’ Equity	$9,246,565		[	]	[	]

Safe and Green Development Corporation

Unaudited Pro Forma Statement of Operations

For the nine months ended September 30, 2022

	As Reported	Pro Forma Adjustments		Pro Forma
	(Unaudited)	(Unaudited)		(Unaudited)
Operating expenses:
Payroll and related expenses	$775,384	[	]	[	]
General and administrative expenses	523,206	[	]	[	]
Marketing and business development expense	14,606	[	]	[	]
Total	1,313,196	[	]	[	]
Operating loss	(1,313,196)	[	]	[	]

Other income (expense):
Interest Expense	(173,726)	[	]	[	]

Net loss	(1,486,922)	[	]	[	]

Net loss per share
Basic and diluted	$(1,486.92)	$ [	]	[	]

Weighted average shares outstanding:
Basic and diluted	1,000	[	]	[	]

Safe and Green Development Corporation

Unaudited Pro Forma Statement of Operations

For the period February 17, 2021 (Inception) through December 31, 2021

	As Reported	Pro Forma Adjustments		Pro Forma
	(Unaudited)	(Unaudited)		(Unaudited)
Operating expenses:
Payroll and related expenses	199,919	[	]	[	]
General and administrative expenses	272,271	[	]	[	]
Marketing and business development expense	13,557	[	]	[	]
Total	485,747	[	]	[	]

Operating loss	(485,747)	[	]	[	]

Other income (expense):
Interest Expense	—	[	]	[	]

Net loss	(485,747)	[	]	[	]

Net loss per share
Basic and diluted	$(487.75)	$ [	]	[	]

Weighted average shares outstanding:
Basic and diluted	1,000	[	]	[	]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) in conjunction with the Historical Financial Statements and corresponding notes and the Unaudited Pro Forma Financial Information and corresponding notes included elsewhere in this information statement. This MD&A contains forward-looking statements. The matters discussed in these forward-looking statements are subject to risk, uncertainties, and other factors that could cause actual results to differ materially from those projected or implied in the forward-looking statements. Please see “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements.

Overview

The Company. We were formed in 2021 by SG Holdings for the purpose of real property development utilizing SG Holdings’ proprietary technologies and SG Holdings’ manufacturing facilities Our current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects . To date, we have not generated any revenue and our activities have consisted solely of the acquisition of three properties and an investment in two entities that have acquired two properties to be further developed; however we have not yet commenced any development activities.. We are focused on increasing our presence in markets with favorable job formation and a favorable demand/supply ratio for multifamily housing. We intend to construct many of the planned developments using modules built by SG Echo, LLC, a subsidiary of SG Holdings. In addition to these development projects, we intend, subject to our ability to raise sufficient capital, to build additional, strategically placed manufacturing facilities that will be sold or leased to third parties as well as leased to SG Echo. We intend to build manufacturing sites for lease to SG Echo near our project sites in order to take advantage of cost savings for transportation of modules. .Our business model is flexible and we anticipate developing properties on our own and also through joint ventures in which we partner with third-party equity investors or other developers.

We intend to develop the properties that we own from the proceeds of future financings, both at the corporate and project level, and / or sale proceeds from properties that are sold. However, our ability to develop any properties will be subject to our ability to raise capital either through the sale of equity or by incurring debt. We have forecasted to invest approximately $1.6 million over the course of the next 12 months to start the development of three different projects, subject to our ability to raise additional capital.

The projects we intend to develop over the next 12 months are:

●	Finley Street Apartments (165 Units), the first phase of our Cumberland Inlet Site
●	St Mary’s Industrial, a 120,000 SF Manufacturing Facility to be leased by SG Echo
●	Magnolia Gardens I (100 Units), the first phase of our McLean Mixed Use Site

The Proposed Separation.  In December 2022, we announced our plan to separate into two publicly traded companies. The Separation will occur through a pro rata distribution to SG Holdings’ stockholders of 30% of the outstanding shares of common stock of SG DevCo, a wholly owned subsidiary of SG Holdings, that holds the assets and liabilities associated with SG Holdings’ real estate development business. In connection with the Distribution, each SG Holdings stockholder will receive [ ] shares of SG DevCo common stock for every [ ] shares of SG Holdings common stock held as of the close of business on [ ], 2023 the record date for the Distribution.

The Separation is subject to a number of conditions, including, but not limited to: final approval by SG Holdings Board of Directors; the SEC will have declared effective our registration statement on Form 10, of which this information statement is a part, under the Exchange Act; and no stop order suspending the effectiveness of our registration statement on Form 10 will be in effect; this information statement having been made available to SG Holdings’ stockholders; Nasdaq will have approved the listing of SG DevCo common stock, subject to official notice of issuance; and no events or developments shall have occurred or exist that, in the sole and absolute judgment of the SG Holdings Board of Directors, make it inadvisable to effect the Distribution or would result in the Distribution and related transactions not being in the best interest of SG Holdings or its stockholders.

SG DevCo will enter into a separation and distribution agreement and several other agreements with SG Holdings to provide a framework for our relationship with SG Holdings after the Separation and Distribution. These agreements will provide for the allocation between SG Holdings and SG DevCo of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of SG Holdings and its subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG Holdings subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements to be entered into with SG Holdings include a tax matters agreement and a shared services agreement.

SG Holdings may, at any time and for any reason until the Separation and Distribution is complete, abandon the separation plan or modify its terms.

Basis of Presentation. The historical financial statements of SG DevCo are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). In accordance with GAAP, certain situations require management to make estimates based on judgments and assumptions, which may affect the reported amounts of assets and liabilities or contingent liabilities at the date of the financial statements. They also may affect the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates upon subsequent resolution of identified matters. The historical financial statements of SG DevCo are prepared from SG Holdings’ historical accounting records and are presented on a standalone basis as if the Spin-Off Business has been conducted independently from SG Holdings.

Impact of Coronavirus (COVID-19). With the global spread of the ongoing novel coronavirus (“COVID-19”) pandemic, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our business. To date, we have experienced some delays in projects due to COVID-19. Any further quarantines, containment and eradication solutions, travel restrictions, absenteeism by infected workers, labor shortages or other disruptions to suppliers and contract manufacturers or customers would likely adversely impact our operating results and result in further project delays.

Results of Operations

We have never generated any revenue and have incurred significant net losses in each year since inception. For the three months ended September 30, 2022 and 2021, we incurred net losses of $488,955 and $192,932 and for the nine months ended September 30, 2022 we incurred a net loss of $1,486,922 as compared to a net loss of $309, 753 for the period from February 17, 202 through September 30, 2021. We expect to incur increasing losses in the future when we commence development of the properties we own .

To date, a significant portion of our funding has been provided by SG Holdings. We have issued a note dated December 19, 2021 in the principal amount of $4,200,000 that we issued to SG Holdings for loans that SG Holdings made to us that were used to acquire properties. The note is due upon demand and is non-interest bearing

Results of Operations for the Period from February 17, 2021 (inception) through December 31, 2021

Total Payroll and related expenses	$199,919
Total Other operating expenses	285,828
Net loss	$(485,747)

Payroll and Related Expenses

Payroll and related expenses for the period ended December 31, 2021 were $199,919. This amount was allocated to us by SG Holdings and consisted of a portion of the payroll and related expenses of five employees of SG Holdings who devoted time to us.

Other Operating Expenses (General and administrative expenses and marketing and business development expenses)

Other operating expenses for the period ended December 31, 2021 were $285,828. This amount was allocated to us by SG Holdings and consisted of legal fees, professional fees, rent, office expenses, insurance and other general and administrative expenses.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and, accordingly, no income tax benefit was provided.

Our operations for the period ended December 31, 2021 may not be indicative of our future operations.

Results of Operations for the Nine Months and Period Ended September 30, 2022 and 2021

The discussion of the operations for the nine months ended September 30, 2022 includes our operations for the full nine months; however, the discussion of the operations for the period ended September 30, 2021 only includes operations from February 17, 2021 through September 30, 2021. Accordingly, the results of operations reported for the nine months ended September 30, 2022 and the period ended September 30, 2021 are not comparable.

	For the Nine Months Ended September 30, 2022	For the Period February 17, 2021 through September 30, 2021
Total Payroll and related expenses	$775,384	$98,804
Total Other operating expenses	$537,812	210,949
Operating loss	$(1,313,196)	(309,753)
Interest expense	(173,726)	-
Net loss	$(1,486,922)	(309,753)

Payroll and Related Expenses

Payroll and related expenses for the nine months ended September 30, 2022 were $775,384 compared to $98,804 for the period ended September 30, 2021. This increase of $676,580 in expenses allocated to us by SG Holdings during the nine months ended September 30, 2022 as compared to the period ended September 30, 2021 resulted from a full nine month period as well as additional efforts of personnel during 2022, as well as increased salaries of the five employees of SG Holdings who devoted time to us. In addition, the Company stopped capitalizing project development costs at the time the Lago Vista was held for sale.

Other Operating Expenses (General and administrative expenses and marketing and business development expenses)

Other operating expenses for the nine months ended September 30, 2022 were $537,812 compared to $210,949 for the period ended September 30, 2021 These expenses were allocated to us by SG Holdings and consisted of legal fees, professional fees, rent, office expenses, insurance and other general and administrative expenses. This increase of $326,863 in expenses allocated to us by SG Holdings during the nine months ended September 30, 2022 as compared to the period ended September 30, 2021 resulted from a full nine month period as well as additional costs incurred during 2022.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and, accordingly, no income tax benefit was provided.

Our operations for the nine months ended September 30, 2022 and 2021 may not be indicative of our future operations.

Results of Operations for the Three Months Ended September 30, 2022 and 2021:

	For the Three Months Ended September 30, 2022	For the Three Months Ended September 30, 2021
Total Payroll and related expenses	$255,189	$54,215
Total Other Operating expenses	181,609	138,717
Operating loss	(436,798)	(192,932)
Interest expense	(52,157)	-
Net loss	$(488,955)	$(192,932)

Payroll and Related Expenses

Payroll and related expenses for the three months ended September 30, 2022 were $255,189 compared to $54,215 for the three months ended September 30, 2021. This increase of $200,974 in expenses allocated to us by SG Holdings during the three months ended September 30, 2022 as compared to the three months ended September 30, 2021 resulted from additional efforts of personnel during 2022, as well as increased salaries of the five employees of SG Holdings who devoted time to us. In addition, the Company stopped capitalizing project development costs at the time the Lago Vista was held for sale.

Other Operating Expenses (General and administrative expenses and Marketing and business development expenses)

Other operating expenses for the three months ended September 30, 2022 were $181,609 compared to $138,717 for the three months ended September 30, 2021. These expenses were allocated to us by SG Holdings and consisted of legal fees, professional fees, rent, office expenses, insurance and other general and administrative expenses. This increase of $42,892 in expenses allocated to us by SG Holdings during the three months ended September 30, 2022 as compared to the three months ended September 30, 2021 resulted from additional costs incurred during 2022.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and, accordingly, no income tax benefit was provided.

Our operations for the three months ended September 30, 2022 and 2021 may not be indicative of our future operations.

Liquidity and Capital Resources

As of September 30, 2022 and December 31, 2021 we did not have any cash and cash equivalents on hand. Historically, our operations have primarily been funded through advances from SG Holdings and we have been dependent upon SG Holdings for funding. These factors raise substantial doubt that we will be able to continue as a going concern. We currently do not have any committed sources of financing. We have also funded operations through two lien notes on the Lago Vista property, which we have listed for sale, and one secured note on the St. Mary’s industrial site. The notes on the Lago Vista property mature on February 1, 2024. There can be no assurance that we will be successful in selling the Lago Vista property and that we will receive anticipated proceeds from such sale. There is no guarantee we will be successful in raising capital outside of our current sources, and if so, that we will be able to do so on favorable terms.

We intend to develop the properties that we own from the proceeds of future financings or sales proceeds from properties that are sold. To date, we have not generated revenue sufficient to develop any properties and have focused on property acquisitions not development activities. We have forecasted to invest approximately $1.6 million over the course of the next 12 months to start the development of three different projects, subject to our ability to raise additional capital either through the sale of equity or by incurring debt. We anticipate that we will incur as additional $1.5 million of expenses for payroll, legal & other general costs associated with being a publicly traded company once the spin-off is completed.

To date, a significant portion of our funding has been provided by SG Holdings. We have issued a note dated December 19, 2021 in the principal amount of $4,200,000 that we issued to SG Holdings for loans that SG Holdings made to us that were used to acquire properties. The note is due upon demand and is non-interest bearing.

Cash Flow Summary

	For the Nine Months Ended September 30, 2022	For the Period February 17, 2021 through September 30, 2021
Net cash used in:
Operating activities	$(1,546,353)	$3,926,009
Investing activities	(1,396,114)	(7,218,464)
Financing activities	2,942,467	3,292,455
Net decrease in cash and cash equivalents	$-	$-

Operating activities used net cash of $1,546,353 during the nine months ended September 30, 2022, and provided cash of $3,926,009 during the period February 17, 2021 through September 30, 2021. Cash used in operating activities increased by $5,472,362 due to an increase of net loss of $1,177,169 offset by $4,200,000 received from due to affiliates during 2021.

Investing activities used net cash of $1,396,114 during the nine months ended September 30, 2022, and $7,218,464 net cash during the period February 17, 2021 through September 30, 2021 a decrease in cash used of $5,822,350. This change results primarily from fewer land purchases during 2022 and fewer investments. During the period February 17, 2021 through September 30, 2021, we made investments in minority interests in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC.

Cash provided from financing activities was $2,942,467 during the nine months ended September 30, 2022 due to contributions we received from SG Holdings. Cash provided from financing activities was $3,292,455 during the period February 17, 2021 through September 30, 2021. This change resulted primarily from $2,000,000 of proceeds from a short-term note issued during 2021 associated with Lago Vista property.

Off-Balance Sheet Arrangements

As of September 30, 2022 and December 31, 2021, we had no material off-balance sheet arrangements to which we are a party.

Critical Accounting Estimates

Our financial statements have been prepared using generally accepted accounting principles in the United States of America (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates and apply judgments that affect the reported amounts of assets, liabilities, revenue, and expenses, and the related disclosures. We base our assumptions, estimates, and judgments on historical experience, current trends, and other factors that we believe to be relevant at the time the financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates, and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

Our significant accounting policies are discussed in “Note 2— Summary of Significant Accounting Policies” of the notes to our financial statements for the period February 17, 2021 through December 31, 2021 included elsewhere in this Information Statement. We believe that the following accounting policies are the most critical in fully understanding and evaluating our reported financial results.

Investment Entities – On May 31, 2021, we agreed to contribute $600,000 to acquire a 50% membership interest in Norman Berry II Owner LLC (“Norman Berry”). We contributed $350,329 and $114,433 of the initial $600,000 in the second quarter and third quarter of 2021 respectively, with the remaining $135,183 funded in the fourth quarter of 2021. The purpose of Norman Berry is to develop and provide affordable housing in the Atlanta, Georgia metropolitan area. We have determined we are not the primary beneficiary of Norman Berry and thus will not consolidate the activities in our financial statements. We use the equity method to report the activities as an investment in our financial statements.

On June 24, 2021, we entered into an operating agreement with Jacoby Development for a 10% non-dilutable equity interest for JDI-Cumberland Inlet, LLC (“Cumberland”). We contributed $3,000,000 for our 10% equity interest.  The purpose of Cumberland is to develop a waterfront parcel in a mixed-use destination community.  We have determined we are not the primary beneficiary of Cumberland and thus will not consolidate the activities in our financial statements.  We use the equity method to report the activities as an investment in our financial statements.

During the nine months ended September 30, 2022, Norman Berry and Cumberland did not have any material earnings or losses as the investments are in development. In addition, management believes there was no impairment as of September 30, 2022.

Property, plant and equipment – Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Repairs and maintenance are charged to expense when incurred.

On May 10, 2021 we acquired a 50+ acre Lake Travis project site in Lago Vista, Texas (“Lago Vista”) for $3,576,130 which is recorded in assets held for sale on the accompanying balance sheets.

During February 2022 and September 2022, we acquired properties in Oklahoma and Georgia for $893,785 and $296,870, respectively, which is recorded as land on the accompanying balance sheets.

Project Development Costs – Project development costs are stated at cost. At September 30, 2022, our project development costs are expenses incurred related to development costs on various projects that are capitalized during the period the project is under development. As of September 30, 2022, $844,861 of project development costs related to Lago Vista are included in assets held for sale.

Assets Held For Sale– During 2022, management has implemented a plan to sell Lago Vista, which meets all of the criteria required to classify it as an Assets Held for Sale. Including the project development costs associated with Lago Vista of $844,861, the book value is now $4,420,991

JOBS Act

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which generally means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

BUSINESS

We were formed in 2021 for the purpose of real property development utilizing SG Holdings’ proprietary technologies and SG Holdings’ manufacturing facilities. Our current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects . To date, we have not generated any revenue and our activities have consisted solely of the acquisition of three properties and an investment in two entities that have acquired two properties to be further developed; however we have not yet commenced any development activities. We are focused on increasing our presence in markets with favorable job formation and a favorable demand/supply ratio for multifamily housing. We intend to construct many of the developments using modules built by SG Echo, LLC, a subsidiary of SG Holdings (“SG Echo”). In addition to these planned development projects, we intend, subject to our ability to raise sufficient capital, to build additional, strategically placed manufacturing facilities that will be sold or leased to third parties as well as leased to SG Echo. We intend to build manufacturing sites for lease to SG Echo near our project sites in order to take advantage of cost savings for transportation of modules . Our business model is flexible and we anticipate developing properties on our own and also through joint ventures in which we partner with third-party equity investors or other developers.

We intend to develop the properties that we own from the proceeds of future financings, both at the corporate and project level, and / or sale proceeds from properties that are sold. However, our ability to develop any properties will be subject to our ability to raise capital either through the sale of equity or by incurring debt. We have forecasted to invest approximately $1.6 million over the course of the next 12 months to start the development of three different projects, subject to our ability to raise additional capital.

The projects we intend to develop over the next 12 months are:

●	Finley Street Apartments (165 Units), the first phase of our Cumberland Inlet Site
●	St Mary’s Industrial, a 120,000 SF Manufacturing Facility to be leased by SG Echo
●	Magnolia Gardens I (100 Units), the first phase of our McLean Mixed Use Site

Organizational Chart Pre-Spin Off and Post-Spin Off

Set forth below is an organizational diagram detailing our corporate structure before and after the spin-off.

Currently, SG Holdings operates through its four wholly owned subsidiaries and one 51% owned subsidiary subsidiaries in the following four segments: (i) manufacturing, (ii) medical , (iii) real estate and (iv ) environmental. We are the real estate development focused subsidiary that owns properties and interest in properties to be developed. SG Echo is a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings. Clarity Mobile Ventures provides clinical lab testing at modules supplied by SG Echo. SG Environmental Solutions Corp is engaged in the business of medical and waste management. SG Buildings Blocks provides administrative services, such as billing services, to SG Holdings.

To date, a significant portion of our funding has been provided by SG Holdings. We have issued a note dated December 19, 2021 in the principal amount of $4,200,000 that we issued to SG Holdings for loans that SG Holdings made to us that were used to acquire properties. The note is due upon demand and is non-interest bearing

Immediately after the completion of the spin-off, we will no longer be a wholly owned subsidiary of SG Holdings and instead we will be a majority owned subsidiary of SG Holdings, with 70% of our outstanding common stock being owned by SG Holdings and the remaining 30% being owned by the shareholders of SG Holdings.

It is anticipated that both prior to and after the spin-off we will use the services of SG Echo to develop the properties that we own or have an interest in and SG Holdings will provide many ongoing services that it currently provides such as information technology, finance, human resources, compliance, legal, and other support services. Commencing upon the closing of the spin-off, we will pay SG Holdings fees for these services pursuant to the terms of a shared services agreement.

Housing Industry

The multifamily housing industry is growing. Multi-family dwellings have numerous competitive advantages, including:

●	lower construction costs;

●	on-site amenities including clubhouses, landscaping, maintenance, and lower insurance costs;

●	efficient land use;

●	residential populations large enough to support neighborhood retail and public transportation;

●	the creation of open, public space; and

●	providing residential options for an increasing number of single-person and empty-nester households.

The National Multifamily Housing Council and National Apartment Association shared that the United States would need approximately 4.3 million new apartments by 2035 to meet the rising demand for housing. One contributing factor in the current supply/demand imbalance was the 2008 recession, which significantly slowed new building projects. Another more recent and significant factor is the move to remote work as a result of the Covid-19 pandemic. The workforce gained the ability to move to different areas while continuing to access remote employment opportunities. This has sparked massive migration patterns to states that offer a higher quality of life with a lower cost of living. In addition, CBRE forecasts that the U.S. multifamily sector is expected to perform above average in 2023 despite economic headwinds and ongoing capital markets disruptions. According to CBRE, strong housing fundamentals should keep occupancy rates above 95% and drive 4% rent growth.

Joint Venture and Partnership Activities

We have entered into, and may continue in the future to enter into, joint ventures (including limited liability companies or partnerships) through which we would own an indirect economic interest of less than 100% of the property owned directly by such joint ventures. Our decision to either develop a property on our own or through a joint venture is based on a variety of factors and considerations, including: (i) the economic and tax terms required by the seller of land; (ii) our desire to diversify our portfolio of communities by market, submarket and product type; (iii) our desire at times to preserve our capital resources to maintain liquidity or balance sheet strength; and (iv) our projections, in some circumstances, that we will achieve higher returns on our invested capital or reduce our risk if a joint venture vehicle is used. Each joint venture agreement is individually negotiated, and our ability to operate and/or dispose of a community in our sole discretion may be limited to varying degrees depending on the terms of the joint venture agreement.

Current Projects/Development Sites

Lago Vista. On May 10, 2021, we acquired a 50+ acre site in Lago Vista, Texas for $3.5 million, paid in cash, pursuant to an Unimproved Property Contract, dated February 25, 2021, with Northport Harbor LLC. The acquired parcel sits on Lake Travis on the Colorado River in central Texas. We acquired the property and were able to successfully get a PDD approved for 174 condominium units, which was further amended to include the option of building rental units on the property. As a result of obtaining the site approval and market conditions, the property’s value increased significantly from the time of purchase. Accordingly, we determined to list the undeveloped property for sale.

On July 14, 2021, we issued a Real Estate Lien Note, dated July 14, 2021, in the principal amount of $2.0 million (the “Note”), secured by a Deed of Trust, dated July 14, 2021, on the Lake Travis project site in Lago Vista, Texas and a related Assignment of Leases and Rents, dated July 8, 2021, for net loan proceeds of $1,958,233 after fees. The Note had a term of one (1) year, provided for payments of interest only at a rate of twelve percent (12%) per annum and could be prepaid without penalty commencing nine (9) months after its issuance date. If the Note was prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty would be due. This Note was initially extended until January 14, 2023 and was further extended until February 1, 2024. In addition, on September 8, 2022, we issued a Second Lien Note in the principal amount of $500,000 (the “Second Note,” and collectively with the Note, the “Notes”) also secured by a Deed of Trust on the Lake Travis project site in Lago Vista, Texas. This Second Lien provides for payments of interest only at a rate of twelve percent (12%) per annum and originally matured on January 14, 2023, which maturity date was extended until February 1, 2024. SG DevCorp intends to use the proceeds from the sale of the property for its other development projects.

Norman Berry Village. On May 31, 2021, we acquired a 50% membership interest for $600,000 in a limited liability company, Norman Berry II Owners, LLC (“NB Owners”), that is building affordable housing in the Atlanta, Georgia metropolitan area to be known as “Norman Berry Village.” We partnered with CMC Development Group (“CMC”), a New York City-based real estate development firm with national expertise providing design build services. CMC owns the other 50% membership interest in NB Owners. The NB Owners’ operating agreement provides that NB Owners will initially have two managers, one designated by CMC (the “CMC Manager”) and one designated by us. Pursuant to the operating agreement, the CMC Manager will manage the day-to-day business and affairs of NB Owners and all non-routine decisions requires the approval of members owning a majority of the outstanding membership interests. The operating agreement also provides that any fee earned by CMC in connection with the acquisition and development of the Norman Berry Village and related real property will be split 75% to CMC and 25% to us. We have no obligation under the operating agreement to make any additional capital contributions to NB Owners. In addition, neither we nor CMC may voluntarily make any additional capital contributions to NB Owners. In accordance with the operating agreement, we are entitled to a preferred return equal to 10% per annum on our unreturned capital contributions which return will (i) accrue from the date on which our capital contributions were actually contributed to NB Owners until the date such capital contributions are returned to us, and (ii) compound annually. expect the project to develop 125,000 square feet of space and build approximately 132 multi-family rental apartments in two buildings. We expect the project to commence in the first quarter of 2024, subject to available funding, and to be completed within three years of commencement for estimated development costs for this project is approximately $35 million dollars.

Cumberland Inlet. On June 24, 2021, we, as a member, entered into an Operating Agreement, with Jacoby Development, Inc., a Georgia corporation (“JDI”), as manager, dated June 24, 2021 (the “Operating Agreement”), for JDI-Cumberland Inlet, LLC, a Georgia limited liability company (“JDI-Cumberland”), pursuant to which we acquired a 10% non-dilutable equity interest (“LLC Interest”) in JDI-Cumberland for $3.0 million. JDI-Cumberland has purchased a 1,298 acre waterfront parcel in downtown historic St. Mary’s, Georgia and expects to develop approximately 352 acres thereof (the “Project”). We, in conjunction with JDI, expect to develop a mixed-use destination community. The location will serve as home to 3,500 units made up of single family, multi-family, vacation and hospitality use, as well as a full-service marina, village, and upscale Eco-Tourism park inclusive of camping, yurts, cabins and cottages.

We have no obligation under the Operating Agreement to make any additional capital contributions to JDI-Cumberland. The Operating Agreement provides JDI with the right, at its option, to purchase the LLC Interest from us on or before June 24, 2023 for $3.0 million, plus an amount equal to an annual internal rate of return (IRR) on such funds of forty (40%) percent (i.e., $1.2 million annualized). After June 24, 2023, the Operating Agreement provides JDI with the right, at its option, to purchase the LLC Interest from us for $3.0 million, plus an amount equal to an IRR of thirty-two and one-half (32.5%) percent (i.e., $975,000 annualized). The Operating Agreement also provides that if JDI receives a good faith, bona fide written offer from an unaffiliated third party to purchase all or any portion of the Project, JDI shall first offer the Project to us at the same price and upon substantially the same terms as are contained in the offer. The Operating Agreement contains certain protective provisions that prevent JDI, as manager, from determining to, or taking, certain significant actions without our consent. SG Echo, a subsidiary of SG Holdings, entered into a Fabrication and Building Services Agreement (“Building Services Agreement”) with JDI-Cumberland to design, fabricate and install various improvements for the Project using modular structures, pursuant to budgets prepared by SG Echo submitted for approval to JDI-Cumberland, including a marina, town center, apartments and single family units, townhomes, commercial, retail and lodging buildings/structures, eco-tourism park, camping yurts, cabins and cottages. The Building Services Agreement has an initial term of three years, with two-year automatic renewal provisions. During the term of the Building Services Agreement, SG Echo will have a right of first refusal with respect to each phase of the construction of the project buildings. If SG Echo’s quote for a given phase is no more than five percent more than the average of all bona fide, arm’s length bids that JDI-Cumberland obtains from reputable, unaffiliated builders, the phase will be awarded to SG Echo. In the event that SG Echo’s quote for a given phase is more than five percent more than the average of all bona fide arm’s length bids JDI-Cumberland obtains from reputable, unaffiliated builders, SG Echo will have the right to match such best bona fide, arm’s length offer and secure the work.

We anticipate that the first phase of development activities at this site will be the construction of 165 multifamily units over the course of 12-18 months, which activities are anticipated to commence during the third quarter of 2023, with an estimated cost of $38 million. We also anticipate that the units will be built with modules supplied by SG Echo. Current plans are to sell this development three (3) years after development.

St Mary’s Industrial Site. On August 18, 2022, the Company purchased, for $296,870 approximately 27 acres of land adjacent to our Cumberland Inlet Project from the Camden County Joint Development Authority (JDA). We plan to build a 120,000 square foot state of the art manufacturing facility which will be occupied by SG Echo. This facility will service not only the Cumberland Inlet Project, but also the Southeastern region. In connection with the purchase of the St. Mary’s Industrial Site, the Company entered into a promissory note in the amount of $148,300. This note has a maturity date of September 1, 2023, subject to our right to extend for 6 months upon payments of a fee equal to 1% of the principal balance of the note and provides for payments of interest only at a rate of nine and three quarters percent (9.75%) per annum. This note could be prepaid without penalty, provided, however, if the lender has not received six months of interest, the Company must pay the lender an amount equivalent to the months of interest necessary to complete six months of interest. In addition, at the time of payment in full of the note, the Company must pay the lender an amount equivalent to half of one percent (0.50%) of the original loan amount. To secure payment in full of the note, the note is secured by a security deed in the property with power of the lender to sell the property.

We anticipate that of development activities at this site will commence during the second quarter of 2023 and continue for 12-18 months, with an estimated cost of $17 million. We also anticipate that the units will be built with modules supplied by SG Echo. We also anticipate that the units will be built with modules supplied by SG Echo. Current plans are to sell this development three (3) years after development.

McLean Mixed Use Site. On November 10, 2021, we entered into a Purchase Agreement (“Purchase Agreement) with the Durant Industrial Authority to acquire 100% ownership of approximately 114 mixed-use acres in Durant, Oklahoma for $868,000.  We anticipate building approximately 800 residential units and up to 1.1 million square feet of industrial manufacturing space on the mixed-use property.  The closing on the 114 mixed-use acres occurred in the first quarter of 2022.  We plan to build and SG Echo will occupy a 120,000 square foot state of the art manufacturing facility. The property is zoned for an additional 1.0 million square feet of industrial space. We are currently marketing the additional space to potential tenants. On December 2, 2022, we entered into a Fabrication Agreement (the “Fabrication Agreement”) with SG Echo for the fabrication of approximately 800 multifamily market rate rental units, equal to approximately 800,000 square feet of new modular buildings to be located at the McLean site (the “Project”). The Fabrication Agreement provides that SG Echo will be paid a fee equal to 15% of the cost of the Project. Our obligations under the Fabrication Agreement are subject to us securing third party financing for the Project.

We anticipate that the first phase of development activities at this site will be the construction of 100 multifamily units over the course of 12-18 months, which activities are anticipated to commence during the third quarter of 2023, with an estimated cost of $17 million. We also anticipate that the units will be built with modules supplied by SG Echo. We also anticipate that the units will be built with modules supplied by SG Echo. Current plans are to sell this development three (3) years after development.

Modular Construction

The sites we develop will primarily utilize modular construction. SG Holdings produces purpose built pre-fabricated modular structures, for both residential and commercial use, using wood or steel as the base material. We believe that modular construction provides the following benefits:

STRONG	FAST	GREEN
●Factory produced modules provide greater quality of construction	●Modules can be produced in parallel to the local site and civil work to enhance the date of completion	●Modular construction allows for energy savings and more efficient waste management than traditional construction
●Modules are inspected by a third party engineering firm to meet or exceed all applicable building codes	●Projects can save up to 50% on speed to market in comparison to traditional construction	●Less site disturbance and impact on local traffic
●Less weather related damage to construction materials

In cases where modular construction is not advantageous, SG DevCo will utilize other construction methods. In the case of building manufacturing facilities, for example, SG DevCo expects to work with a team of third-party architects, engineers and construction management firms with deep experience in developing industrial sites to build out such facilities.

Employees

We have no employees as of the date hereof. To date, all services performed by us has been performed by employees of SG Holdings and its other subsidiaries. As of or prior to the Distribution Date, we intend on hiring at least two executives, a Chief Executive Officer and a Chief Financial Officer.

In connection with the Separation and Distribution, we will enter into a shared services agreement with SG Holdings, under which SG Holdings will provide and/or make available to us various information technology, finance, human resources, compliance, legal, and other support services to be provided by, or on behalf of, SG Holdings, together with such other services as may be mutually and reasonably agreed.

In consideration for such services, we will pay fees to SG Holdings for the services provided, and those fees will generally be in amounts intended to allow SG Holdings to recover all of its direct and indirect costs incurred in providing those services. The personnel performing services under the shared services agreement will be employees and/or independent contractors of SG Holdings and will not be under our direction or control. We will also reimburse SG Holdings for direct out-of-pocket costs incurred by SG Holdings for third party services provided to us.

We anticipate that it will take us approximately 12 months to develop our own independent work force separate from that of SG Holdings.

Legal Proceedings

During the normal course of its business, the Company may be subject to occasional legal proceedings and claims. There are currently no legal proceedings or claims asserted against the Company.

Headquarters

We rent office space in Jacksonville, Florida for our corporate headquarters.

Competition

We face competition in the real estate development and housing industries. Real estate developers compete for, among other things, residents, desirable land parcels, financing, raw materials, and skilled labor. Increased competition may prevent us from acquiring attractive land parcels or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures that may adversely impact our margins and revenues. Competitors may independently develop land and construct housing units that are superior or substantially similar to our products and because they are or may be significantly larger, have a longer operating history, and have greater resources or lower cost of capital than us, may be able to compete more effectively in one or more of the markets in which we operate or plan to operate. We believe we can distinguish ourselves from our competitors on the basis of our quality and construction time savings when utilizing SG Holdings’ technology and expertise.

In addition, we will compete with public and private funds, commercial and investment banks, commercial financing companies and public and private REITs to make some of the investments that we plan to make. Many of such competitors are substantially larger and have considerably greater financial, technical and marketing resources than us. In addition, some of such competitors may have higher risk tolerances or different risk assessments, allowing them to pay higher consideration, consider a wider variety of investments and establish more effective relationships than us.

Regulation and Environmental Matters

Our real estate investments are subject to extensive local, city, county and state rules and regulations regarding permitting, zoning, subdivision, utilities and water quality as well as federal rules and regulations regarding air and water quality, and protection of endangered species and their habitats. Such regulation may delay development of our properties and may result in higher development and administrative costs. See “Risk Factors” for further discussion.

We have made, and will continue to make, expenditures for the protection of the environment with respect to our real estate development activities. Emphasis on environmental matters will result in additional costs in the future. Further, regulatory and societal responses intended to reduce potential climate change impacts may increase our costs to develop, operate and maintain our properties. Based on an analysis of our operations in relation to current and presently anticipated environmental requirements, we currently do not anticipate that these costs will have a material adverse effect on our future operations or financial condition.

Sustainability

We are committed to protecting the environment and developing sustainable properties. We emphasize sustainable design, construction and operations as essential goals in developing and operating our properties. Our projects begin with a careful site assessment, taking into account unique and environmentally sensitive site features, including vegetation, slopes, soil profiles and water resources. Our sites are then engineered to protect our environment and promote their natural attributes. The building products we utilize are developed with SG Holdings’ proprietary technology and are generally stronger, more durable, environmentally sensitive, and erected in less time than traditional construction methods. The use of the SG Holdings building structure typically provides between four to six points towards the Leadership in Energy and Environmental Design (“LEED”) certification levels, including reduced site disturbance, resource reuse, recycled content, innovation in design and use of local and regional materials.

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 the (“JOBS Act”). We will continue to be an emerging growth company until the earliest to occur of the following:

●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act;

●	the last day of the fiscal year with at least $1.07 billion in annual revenue;

●	the last day of the fiscal year in which we are deemed to be a large accelerated filer, which generally means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter; or

●	the date on which we have issued more than $1 billion of non-convertible debt during the prior three-year period.

Until we cease to be an emerging growth company, we plan to take advantage of reduced reporting requirements generally unavailable to other public companies. Those provisions allow us to do the following:

●	provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation;

●	not provide an auditor attestation of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); and

●	not hold a nonbinding advisory vote on executive compensation.

We have elected to adopt the reduced disclosure requirements described above for purposes of this information statement. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders. As a result of these elections, the information that we provide in this information statement may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

In addition, the JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

MANAGEMENT

Executive Officers Following the Separation and Distribution

The following table sets forth information as of [    ], 2023 regarding the individuals who are expected to serve as executive officers of SG DevCo following the Separation and Distribution. We are in the process of identifying the other persons who will be our executive officers following the Separation and Distribution and will include information regarding our executive officers in an amendment to this information statement.

Name	Age	Position
David Villarreal	72	Chief Executive Officer
Nicolai Brune	25	Chief Financial Officer

Set forth below is biographical information about our executive officers identified above.

David Villarreal has served as the President and Chief Executive Officer of SG DevCo since February 3, 2023 and will continue in that capacity following the Separation and Distribution. Since May 28, 2021, Mr. Villarreal has served as a director of SG Holdings. Mr. Villarreal’s career spans over 40 years in various management, business and leadership capacities, beginning in 1977 when he served as Deputy Mayor and Senior Deputy Economic Development Advisor, under Mayor Tom Bradley in the City of Los Angeles. He has served since August 2014 as the Chief Administrative Officer of Affinity Partnerships, LLC, a Costco national mortgage services platform provider, with annual closed loan production of $8+ billion through a network of ten national mortgage lenders. From March 2011 to August 2014, he served as the President -Corporate Business Development, of Prime Source Mortgage, Inc. From September 2008 to September 2012, he served as a Consultant to the International Brotherhood of Teamsters.

Nicolai Brune will be the Chief Financial Officer of SG DevCo. From March 2022 until the Separation, Mr. Brune was Director of Acquisition for SG Holdings responsible for financial evaluation and modeling of all potential acquisitions, investments and divestitures. Prior to joining SG Holdings, Mr. Brune served as a Treasury Analyst at GL Homes, a large private real estate developer/home builder in the state of Florida, from June 2020 to March 2022. At GL Homes, Mr. Brune was tasked with reviewing financial transactions, examining cash flows and maintaining and preparing monthly performance reports. From June 2017 until June 2020, Mr. Brune worked at Generation Nine, a company that he founded in the clothing industry.

Directors Following the Separation and Distribution

Subject to the rights of holders of any series of our preferred stock with respect to the election of directors, our amended and restated certificate of incorporation will provide for our Board of Directors to be divided into three classes as nearly equal in size as practicable. The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders following the Separation and Distribution, which we expect to hold in [ ], and each director nominee elected to succeed any such Class I director as a Class I director will hold office for a three-year term and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The directors designated as Class II directors will have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in [ ] , and each director nominee elected to succeed any such Class II director as a Class II director will hold office for a three-year term and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The directors designated as Class III directors will have terms expiring at the following year’s annual meeting of stockholders, which we expect to hold in [ ], and each director nominee elected to succeed any such Class III director as a Class III director will hold office for a three-year term and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

The following table sets forth information as of [ ], 2023 regarding the individuals who are expected to serve on SG DevCo’s Board of Directors following completion of the Separation and Distribution and until their respective successors are duly elected and qualified. SG DevCo is in the process of identifying the other persons who are expected to serve on SG DevCo’s Board of Directors following the completion of the Separation and Distribution and will include information concerning those persons in an amendment to this information statement.

Name	Age	Position
[Paul Galvin	60	[ ]
Christopher Melton	53
David Villarreal	72

Set forth below is biographical information about our directors identified above, as well as a description of the specific skills and qualifications such directors are expected to provide to our Board of Directors.

[   ]

Corporate Governance

Director Nominations Process

Each year the Board is expected to nominate a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Governance Committee. In identifying prospective director candidates, the Nominating and Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations.

Director and Executive Officer Qualifications

Our Corporate Governance Guidelines will provide that our Nominating and Governance Committee will be responsible for reviewing with our Board, on an annual basis, the appropriate experience, skills and characteristics for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, our Nominating and Governance Committee, pursuant to our Corporate Governance Guidelines, will take into account many factors, including but not limited to: the individual’s qualification as independent, as well as consideration of diversity, skills, age, education and experience and the general needs of the Board. Our Nominating and Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating and Governance Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Board Diversity

It is anticipated that we will seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our anticipated directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. It is anticipated that the assessment of prospective directors will be made in the context of the perceived needs of our Board of Directors from time to time.

Board Structure, Number and Terms of Office of Officers and Directors

Our Board of Directors is expected to consist of five directors. In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our board shall consist of one or more members, with the exact number of directors to be fixed from time to time by the Board of Directors. Our Board of Directors will be classified, meaning the directors will be divided into three classes each consisting of as close to 1/3 of the total directors as possible. At each annual meeting of the stockholders, one class of directors will be up for election. Directors will serve three-year terms until their successors are duly elected and qualified or until their earlier death, resignation, or removal. Stockholders will not be entitled to cumulative voting in the election of our directors. No determination has been made regarding the directors to be in the individual classes. This classification of the Board of Directors may delay or prevent a change in control of our company or our management.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board is expected to affirmatively determine that [ ], [ ] and [ ] qualify as independent directors in accordance with the Nasdaq listing rules.

Board Leadership Structure

Our Board of Directors is not expected to have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer. Rather, the Company will have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons.

The Nominating and Governance Committee is expected to evaluate on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee is expected to then makes recommendations to the Board of Directors concerning the Board of Directors’ leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Lead Independent Director

Our Corporate Governance Guidelines will provide that if the Chairman of the Board of Directors is not an independent director, as determined by the Nominating and Governance Committee and the Board, the independent directors will annually appoint one independent director to be the Lead Independent Director. The Lead Independent Director’s responsibilities will be to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between management and the independent directors; (iv) propose agendas and schedules for Board meetings in consultation with the Chairman; (v)  communicate Board member feedback to the Chief Executive Officer and Chairman and (vi) perform such other duties as may be delegated by the Board from time to time.

Board’s Role in Risk Oversight

Our management will be responsible for identifying risks facing our Company, including strategic, financial, operational, and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure The Board is expected to have overall responsibility for risk oversight, including, as part of regular Board of Directors and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board of Directors will have overall responsibility for risk oversight, it is expected to be supported in this function by its Audit Committee, Compensation Committee and Nominating and Governance Committee once the committees have been formed. The committees are expected to be formed prior to the Distribution, and each of the committees is expected to regularly report to the Board of Directors.

The Audit Committee will review and discuss with management and the Company’s auditors, as appropriate, financial risks. The Compensation Committee will review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

Members of the Company’s senior management team will periodically report to the full Board about their areas of responsibility and a component of these reports will be risk within their area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks will be conducted as needed or as requested by the Board or committee.

Committees of the Board of Directors

There will be three standing committees of the Board. The Board is expected to adopt written charters for each committee, which will be available on our website.

The tables below set forth what will be the standing Board committees. Each of the Audit, Compensation and Nominating and Governance Committees are expected to be composed solely of directors who have been determined by the Board of Directors to be independent in accordance with SEC regulations and Nasdaq listing standards (including the heightened independence standards for members of the Audit and Compensation Committees).

AUDIT COMMITTEE

Responsibilities

●  Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors

●  Pre-approve all audit and permitted non-audit services to be provided by the independent auditors

●  Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

●  Review with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC from time to time

●  Review and discuss the Company’s annual and quarterly financial statements with management and the independent auditors

●  Review and discuss with management the Company’s earnings press releases

●  Discuss Company policies and practices with respect to risk assessment and risk management

●  Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

●  Review related party transactions

Each member of the Audit Committee is expected to be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and the Board of Directors is expected to determine that at least one member qualifies as an “audit committee financial expert” under applicable SEC rules.

COMPENSATION COMMITTEE

Responsibilities

●  Annually determine and approve the CEO’s compensation, based upon an evaluation of the CEO’s performance in light of approved corporate goals and objectives

●  Annually review and approve the compensation of the Company’s other executive officers

●  Review and approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans of the Company

●  Review and approve and, when appropriate, recommend to the Board for approval any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers

●  Review, approve and, when appropriate, recommend to the Board for approval, stock ownership guidelines and monitor compliance therewith

●  Review, approve and, when appropriate, recommend to the Board for approval, the creation or revision of any clawback policy and oversee the application thereof

●  Annually review the potential risk to the Company from its compensation policies and practices

●  Periodically review the compensation paid to non-employee directors for their service and make recommendations to the Board for any adjustments

NOMINATING AND Governance COMMITTEE

Responsibilities

●  Periodically make recommendations to the Board regarding the size and composition of the Board

●  Develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board

●  Identify and screen individuals qualified to become members of the Board

●  Review and make recommendations to the full Board whether members of the Board should stand for re-election

●  Recommend to the Board director nominees to fill vacancies

●  Recommend to the Board director nominees for stockholder approval at each annual or any special meeting of stockholders at which one or more directors are to be elected

●  Make recommendations to the Board regarding Board committee memberships

●  Develop and recommend to the Board a set of corporate governance guidelines and oversee the Company’s corporate governance practices

●  Review the Company’s strategies, activities, and policies regarding ESG matters and make recommendations to the Board

●  Oversee an annual evaluation of the Board and its committees

Executive Sessions

Independent directors are expected to regularly meet in executive session at Board of Directors meetings without any members of management being present.

Board and Board Committee Meetings and Attendance

Our Corporate Governance Guidelines will provide that directors are expected to prepare themselves for and attend all Board of Directors meetings, the annual meeting of stockholders and the meetings of the Board of Directors’ standing committees on which they serve.

Anti-Hedging Policy

Our Board of Directors is expected to adopt an Insider Trading Policy, which will prohibit, among other things, our directors, officers, and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities. In addition, our Insider Trading Policy will prohibit our directors, officers, and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales, and publicly traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers, and employees.

Corporate Code of Conduct and Ethics and Whistleblower Policy

The Board of Directors is expected to adopt a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all of the Company’s directors, officers, and employees. The Corporate Code of Conduct and Ethics and Whistleblower Policy will cover areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Conduct and Ethics will be available on our website at www.[ ]. We intend to post any amendments to or waivers from our Code of Conduct and Ethics and Whistleblower Policy at this location on our website.

Communication with the Board of Directors

Stockholders desiring to communicate with the Board or any individual director will be able to directly contact such director or directors by sending a letter addressed to the Board or the individual director c/o Corporate Secretary, Safe and Green Development Corporation at our principal executive offices: 5011 Gate Parkway, Building 100, Suite 100, Jacksonville, FL 32256. In the letter, the stockholder must identify himself, herself, or themselves as a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board.

Clawback Policy

We will maintain a clawback policy which will allow the Company to recover performance-based compensation, whether cash or equity, from a current or former executive officer in the event the Board determines that such executive officer engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise materially contributed to the need for a restatement of the Company’s financial results due to material noncompliance with any financial reporting requirement under the federal securities laws. Under such policy, the Company will be able to recoup annual incentives and long-term incentives received by such executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such restatement if the Board determines, in its reasonable discretion, that any such performance-based compensation would not have been paid, awarded or vested or would have been at a lower amount had it been based on the restated financial results. The Board will have the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy will be in addition to, and not in lieu of, any legal and equitable claims available to the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this information statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

Executive Compensation

David Villarreal

On February 3, 2023, we entered into an executive employment agreement with David Villarreal to employ Mr. Villarreal as the Company’s President and Chief Executive Officer for an initial term of two (2) years, which provides for an annual base salary of $300,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors and severance in the event of a termination without cause in amount equal to equal to one year’s annual base salary and benefits.

Pursuant to the terms of the employment agreement, subject to Board of Directors approval, we agreed to issue to him a restricted stock grant of under the Company’s proposed 2022 Incentive Compensation Plan, as and when adopted, for six hundred fifty thousand shares (650,000) shares of the Company's common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

Mr. Villarreal is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

Prior to the effectiveness of the registration statement of which this information statement forms a part, additional information regarding SG DevCo’s executive compensation and benefits will be included in an amendment to this information statement.

Director Compensation

Our non-employee director compensation program is expected to be designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.

Prior to the effectiveness of the registration statement of which this information statement forms a part, information regarding SG DevCo’s non-employee director compensation program will be included in an amendment to this information statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Company will have a written related person transaction policy regarding the review and approval or ratification of related person transactions.

The related person transaction policy will apply to any transaction in which SG DevCo is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. A related party means any director or executive officer, any nominee for director, any stockholder known to SG DevCo to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any such persons, any entity in which any of such persons is employed or occupies a similar position, and any entity in which any of such persons has a direct or indirect ownership interest in such entity that, when aggregated with the ownership interests of all the persons identified above, amounts to a 10% or greater ownership interest.

It will be the responsibility of the Audit Committee to review related party transactions and approve, ratify, revise or reject such transactions. It will be our policy to enter into or ratify related party transactions only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of SG DevCo and its stockholders. In determining whether to approve or ratify a related party transaction, the Audit Committee will be able to consider, among other factors it deems appropriate, whether the proposed transaction would occur in the ordinary course of business; the purpose and benefits of the proposed transaction to SG DevCo; the terms and conditions of the proposed transaction; and the terms and conditions available to unrelated third parties in arms-length negotiations in respect of similar transactions. No director will be able participate in the deliberations or vote regarding a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.

Our related person transaction policy is expected to provide that certain types of transactions are deemed to be pre-approved, including compensation of executive officers and directors approved by the Compensation Committee and transactions involving competitive bids or at rates fixed by governmental authority.

Related Party Transactions since Inception

During 2021, we received $4,200,000 from due to affiliates. This amount was advanced to us by SG Holdings, is non-interest bearing and is due on demand. Included in this amount, are payroll and general and administrative expenses which have been paid by SG Holdings and allocated to us.

The Separation from SG Holdings

In connection with the Separation and Distribution, we will enter into a separation and distribution agreement and several other agreements with SG Holdings to effect the Separation and provide a framework for our relationship with SG Holdings and its subsidiaries after the Separation. These agreements will provide for the allocation between us, on the one hand, and SG Holdings and its subsidiaries on the other hand, of the assets, liabilities and obligations associated with the Spin-Off Business, on the one hand, and SG Holdings other current businesses, on the other hand, and will govern the relationship between our company, on the one hand, and SG Holdings and its subsidiaries, on the other hand, subsequent to the Separation and Distribution (including with respect to transition services, employee matters and tax matters). See “The Separation and Distribution—Agreements with SG Holdings” for more information regarding these agreements.

Other Related Party Transactions

We intend to enter into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification that will be provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws that will be in effect upon the completion of the Distribution will require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law. See the section titled “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” for additional information.

Tax Matters Arrangement

In connection with the Separation, we and SG Holdings intend to enter into a tax matters agreement that will contain certain tax matters arrangements and will govern the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes incurred as a result of the Separation and the Distribution. The tax matters arrangement will also set forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

In general, the tax matters arrangement will govern the rights and obligations that we and SG Holdings will have after the Separation with respect to taxes for both pre- and post-closing periods. Under the tax matters arrangement, we generally will be responsible for (i) any of our taxes for all periods prior to and after the Distribution and (ii) any taxes of the SG Holdings group for periods prior to the Distribution to the extent attributable to the real estate development business. SG Holdings generally will be responsible for any of the taxes of the SG Holdings group other than taxes for which we are responsible. In addition, SG Holdings will be responsible for its taxes arising as a result of the Separation and Distribution. Notwithstanding the foregoing, sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar taxes imposed on the Distribution shall be borne fifty percent (50%) by us and fifty percent (50%) by SG Holdings.

Each of SG Holdings and SG DevCo will indemnify each other against any taxes allocated to such party under the tax matters agreement and related out-of-pocket costs and expenses.

Shared Services Agreement

We intend to enter into a shared services agreement with SG Holdings which will set forth the terms on which SG Holdings will provide to us certain services or functions that the companies historically have shared. Shared services will include various information technology, finance, human resources, compliance, legal, and other support services.

In consideration for such services, we will pay fees to SG Holdings for the services provided, and those fees will generally be in amounts intended to allow SG Holdings to recover all of its direct and indirect costs incurred in providing those services. SG Holdings will charge us a fee for services performed by (i) its employees which shall be a percentage of each employee’s base salary based upon an allocation of their business time spent providing such services and (ii) third parties, the fees charged by such third parties. The personnel performing services under the shared services agreement will be employees and/or independent contractors of SG Holdings and will not be under our direction or control. We will also reimburse SG Holdings for direct out-of-pocket costs incurred by SG Holdings for third party services provided to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Information Statement, SG DevCo beneficially owns all of the outstanding shares of our common stock. After the Separation and Distribution, SG Holdings will continue to own 70% of the shares of our common stock. Following the Separation and Distribution, SG DevCo expects to have outstanding an aggregate of approximately [ ] shares of common stock based upon approximately [ ] shares of SG Holdings common stock issued and outstanding on [ ], 2023 and the number of shares to be retained by SG Holdings. The actual number of outstanding shares of SG Holdings common stock immediately following the consummation of the Distribution will be determined on the record date.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of SG DevCo common stock expected to be beneficially owned by our current directors, named executive officers, and our directors and current executive officers as a group immediately following the completion of the Distribution, based on information available as of [ ], 2023 and based on the assumption that, for every [ ] shares of SG Holdings common stock held by such persons, they will receive [ ] shares of SG DevCo common stock. We also assumed that SG Holdings will retain 70% of our common stock. Unless otherwise indicated, SG DevCo believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
[ ]	[ ]	[ ]

Stock Ownership of Certain Beneficial Owners

The following table shows all holders known to SG DevCo that are expected to be beneficial owners of more than 5% of the outstanding shares of SG DevCo common stock immediately following the completion of the Distribution, based on information available as of  [    ], 2023 and based upon the assumption that, for every [    ] shares of SG Holdings common stock held by such persons, they will receive [    ] shares of SG DevCo common stock. We also assumed that SG Holdings will retain 70% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
[ ]	[ ]	[ ]

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary description of the material U.S. federal income tax aspects of the Separation and Distribution. This summary is not intended as a complete description of all of the tax consequences of the Separation and Distribution and does not discuss tax consequences under the laws of state, local or foreign governments or any other jurisdiction or the potential application of the Medicare contribution tax or the alternative minimum tax or U.S. federal gift and estate tax laws. Moreover, the tax treatment of a stockholder may vary, depending upon his, her or its particular situation. In this regard, special rules not discussed in this summary may apply to some of our stockholders, including, but not limited to, U.S. expatriates and former citizens or long-term residents of the United States; persons subject to the alternative minimum tax; persons holding SG Holdings common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction; banks, insurance companies and other financial institutions; brokers, dealers or traders in securities; “controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax; partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein); persons that acquired SG Holdings common stock through the exercise of an option or otherwise as compensation; traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes; tax-exempt organizations or governmental organizations; persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement; U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar; mutual funds, regulated investment companies (RICs) or real estate investment trusts (REITs); tax-qualified retirement plans; and “qualified foreign pension funds” as defined in Section 897(l)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and entities all of the interests of which are held by qualified foreign pension funds.

In addition, this summary applies only to shares which are held as capital assets. If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the tax treatment of your partners (or other owners) will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities) and the partners (or other owners) in such partnerships (or such other pass-through entities) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

The following discussion is based on currently existing provisions of the Code, existing, proposed and temporary treasury regulations promulgated under the Code and current administrative rulings and court decisions. All of the foregoing are subject to change, which may or may not be retroactive, and any of these changes could affect the validity of the following discussion.

For purposes of this discussion, a “U.S. stockholder” is a beneficial owner of shares of SG Holdings common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States,

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

●	an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “non-U.S. stockholder” is any beneficial owner of SG Holdings common stock who or that is neither a U.S. stockholder nor an entity classified as a partnership for U.S. federal income tax purposes.

Each stockholder is urged to consult his, her or its own tax advisor as to the particular tax consequences to him, her or it of the Separation and Distribution described herein, including the applicability and effect of any state, local or foreign tax laws, and the possible effects of changes in applicable tax laws.

Tax Consequences of the Separation and Distribution

For U.S. federal income tax purposes, the distribution by SG Holdings of the shares of SG DevCo common stock will not be eligible for treatment as a tax-free distribution. Accordingly, each holder of SG Holdings common stock who receives shares of SG DevCo common stock in the Distribution generally will be treated as if such stockholder received a taxable distribution in an amount equal to the sum of the fair market value of SG DevCo common stock received and cash received in lieu of any fractional share sold on behalf of the stockholder, which will result in: (a) a dividend to the extent of such stockholder’s ratable share of SG Holdings’ current and accumulated earnings and profits; then (b) a reduction in such stockholder’s basis in SG Holdings’ common stock (but not below zero) to the extent the amount received exceeds the amount referenced in clause (a); and then (c) gain from the sale or exchange of SG Holdings common stock to the extent the amount received exceeds the sum of the amounts referenced in clauses (a) and (b). Each stockholder’s basis in his, her or its SG DevCo common stock will be equal to the fair market value of such stock at the time of the Distribution. A stockholder’s holding period for such shares will begin on the Distribution Date.

A corporate level U.S. federal income tax will be payable by SG Holdings if gain realized in the Separation and Distribution exceeds any net operating losses that may be available to offset such gain. The tax would be based upon the gain, if any, computed as the difference between the fair market value of the SG DevCo common stock and SG Holdings’ adjusted basis in such stock.

SG Holdings’ earnings and profits generally will be increased by any gain SG Holdings recognizes as a result of the Separation and Distribution. SG Holdings will not be able to advise stockholders of the amount of its earnings and profits until after the end of the tax year in which the Separation and Distribution occurs.

In addition, SG Holdings or other applicable withholding agents may be required or permitted to withhold at a rate of 30% (or at a lower rate under an applicable tax treaty) on all or a portion of the distribution (including cash paid in lieu of fractional shares) payable to non-U.S. stockholders, and any such withholding would be satisfied by SG Holdings or the other applicable withholding agent either by withholding and selling a portion of our shares of common stock otherwise distributable to non-U.S. stockholders, or withholding such amount from any cash distribution otherwise payable to such non-U.S. stockholders. Any shares or cash so withheld shall be treated as if they were paid to such non-U.S. stockholders. If a distribution payable to a non-U.S. stockholder is effectively connected with the non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. stockholder will be exempt from the 30% U.S. federal withholding tax described above if such non-U.S. stockholder furnishes to the applicable withholding agent a valid Internal Revenue Service (“IRS”) Form W-8ECI, certifying that the distribution is effectively connected with the non-U.S. stockholder’s conduct of a trade or business within the United States.

Any such effectively connected income will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. stockholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected income, as adjusted for certain items. Non-U.S. stockholders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

If any portion of the distribution of the SG DevCo common stock and cash received in lieu of any fractional share sold on behalf of a non-U.S. stockholder is treated as gain from the sale or exchange of SG Holdings common stock, such gain will not be subject to U.S. federal income tax, unless (a) the gain is effectively connected with the non-U.S. stockholder’s conduct of a trade or business within the United States in which case it will be subject to the tax treatment described above; (b) the non-U.S. stockholder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Distribution and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. stockholder (provided that the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses); or (c) SG Holdings is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the Distribution Date or the period that the non-U.S. stockholder held SG Holdings common stock, and, in the case where shares of SG Holdings common stock are regularly traded on an established securities market, the non-U.S. shareholder has owned, directly or constructively, more than 5% of SG Holdings common stock at any time during the shorter of the five-year period ending on the Distribution Date or the period that the non-U.S. stockholder held SG Holdings common stock, in which case such gain will be subject to tax at generally applicable U.S. federal income tax rates.

Moreover, Sections 1471 through 1474 of the Code, and Treasury regulations promulgated thereunder (“FATCA”), generally provide that a 30% withholding tax may be imposed on payments of U.S. source income, such as U.S. dividends, to certain non-U.S. entities. In general, no such withholding will be required with respect to a U.S. stockholder or non-U.S. stockholder that timely provides the information reporting and certifications required on a valid IRS Form W-9 or applicable IRS Form W-8, respectively. Non-U.S. stockholders are encouraged to consult with their own tax advisors regarding the possible implications and obligations of FATCA.

Although SG Holdings will be ascribing a value to shares of SG DevCo common stock it distributes for tax purposes, this valuation is not binding on the IRS or any other tax authority. These taxing authorities could ascribe a higher valuation to such shares, particularly if such shares trade at prices significantly above the value ascribed to them by SG Holdings in the period following the Distribution. Such a higher valuation may cause a larger reduction in the tax basis of a stockholder’s shares of SG Holdings common stock or may cause a stockholder to recognize additional dividend or capital gain income.

Back-up Withholding Requirements

United States information reporting requirements and backup withholding may apply with respect to all or a portion of the distribution (including cash paid in lieu of fractional shares) and dividends paid on, and proceeds from the taxable sale, exchange or other disposition of, SG DevCo common stock unless the stockholder: (a) is a corporation or non-U.S. stockholder or comes within certain other exempt categories, and, when required, demonstrates these facts (including by providing any applicable IRS form); or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply us with his, her or its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of dividends paid with respect to the stockholder’s shares will be reported annually to the IRS and to the stockholder.

Stockholders should consult their own tax advisors as to the particular tax consequences of the Separation and Distribution to them.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation and bylaws will be amended and restated prior to the Distribution. The following briefly summarizes the material terms of our capital stock that will be contained in our amended and restated certificate of incorporation and amended and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of our amended and restated certificate of incorporation or amended and restated bylaws that will be in effect at the time of the Distribution, and are qualified in their entirety by reference to these documents, which you should read (along with the applicable provisions of Delaware law) for complete information on our capital stock as of the time of the Distribution. The amended and restated certificate of incorporation and amended and restated bylaws, each in a form expected to be in effect at the time of the Distribution, are included as exhibits to our registration statement on Form 10, of which this information statement forms a part. We will include our amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of the Distribution, in a Current Report on Form 8-K filed with the SEC. The following also summarizes certain relevant provisions of the DGCL. Since the terms of the DGCL are more detailed than the general information provided below, you should read the actual provisions of the DGCL for complete information.

General

Our authorized capital stock will consist of 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Immediately following the Distribution, we expect that approximately [ ] shares of our common stock will be issued and outstanding, all of which will be fully paid and nonassessable, and that no shares of our preferred stock will be issued and outstanding.

Our common stock is expected to be listed on Nasdaq under the symbol “SGD”.

Common Stock

Holders of shares of our common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders, other than matters relating to the election and removal of directors, must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting. The holders of our common stock will not have cumulative voting rights in the election of directors.

Holders of shares of our common stock will be entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and subject to any rights of preferred stockholders, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our common stock will not have preemptive, subscription, redemption, or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock

Preferred Stock

Our Board of Directors will have the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. There are no shares of preferred stock designated or outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

●	restricting dividends on our common stock;

●	diluting the voting power of our common stock;

●	impairing liquidation rights of our common stock; or

●	delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Forum Selection

Our amended and restated certificate of incorporation and amended and restated bylaws will provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders; (iii) any action asserting a claim arising pursuant to the provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, or the Company consents in writing to the selection of an alternative forum, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation and amended and restated bylaws will also provide that the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action against under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Nothing in our amended and restated certificate of incorporation or amended and restated bylaws will preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws will contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Blank Check Preferred Stock. Our board of directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.  As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of the Company’s capital stock or that could have the effect of delaying, deferring or preventing a change in control.

Classified Board of Directors. Our amended and restated certificate of incorporation will divide our Board of Directors into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election. In addition,

Removal of Directors. Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that, (i) subject to the rights of holders of any series of preferred stock or any limitation imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors; and (ii) subject to the rights of holders of any series of preferred stock, neither the Board of Directors nor any individual director may be removed without cause.

Board Vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws, will provide that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the board of directors.

Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and our amended and restated bylaws will prohibit stockholders from acting by written consent. Accordingly, stockholder action must take place at an annual or a special meeting of the Company’s stockholders..

Special Meetings of Stockholders. Our amended and restated bylaws will also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our Board of Directors, Chairman of the Board of Directors or our Chief Executive Officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Stockholders wishing to nominate persons for election to our Board of Directors or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements which will be set forth in our amended and restated bylaws. Likewise, if our Board of Directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other requirements which will be set forth in our amended and restated bylaws.

Amendment of Certificate of Incorporation or Bylaws. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be eligible to cast in an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated bylaws will provide indemnification for our directors and executive officers to the fullest extent permitted by the DGCL. We intend to enter into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation will include provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL. The effect of these provisions will be to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable.An officer may not be excelpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law, a director or officer may not be exculpated for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability will not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated bylaws will provide that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our amended and restated bylaws will also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding.

We plan to enter into separate indemnification agreements with our directors and executive officers. These agreements, among other things, will require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of SG DevCo. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Sale of Unregistered Securities

Prior to the Distribution, we will issue shares of our common stock to SG Holdings pursuant to Section 4(a)(2) of the Securities Act, which shares will be distributed to SG Holdings stockholders in the Distribution. We do not intend to register the issuance of the shares under the Securities Act because the issuance will not constitute a public offering.

Transfer Agent and Registrar

After the consummation of the Distribution, the transfer agent and registrar for SG DevCo common stock will be American Stock Transfer and Trust Company, LLC.

Listing

We plan to apply to have our common stock listed on Nasdaq under the ticker symbol “SGD.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form 10 with the SEC with respect to the shares of our common stock being distributed as contemplated by this information statement. This information statement is a part of and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and our common stock, please refer to the registration statement, including its exhibits and schedules. While statements made in this information statement relating to any contract or other document include the material provisions of such contracts or other documents, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, on the Internet website maintained by the SEC at www.sec.gov. Information contained on or connected to any website referenced in this information statement is not incorporated into this information statement or the registration statement of which this information statement forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

As a result of the Distribution, we will become subject to the information and reporting requirements of the Exchange Act, and, in accordance with the Exchange Act, will file periodic reports, proxy statements and other information with the SEC, which will be available on the Internet website maintained by the SEC at www.sec.gov.

We intend to furnish holders of our common stock with annual reports containing financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

You should rely only on the information contained in this information statement or to which this information statement has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this information statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Safe and Green Development Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Safe and Green Development Corporation (the “Company”), as of December 31, 2021, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from February 17, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company, as of December 31, 2021, and the results of its operations and its cash flows for the period from February 17, 2021 (Inception) through December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon its one stockholder to fund operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The financial statements also include expense allocations for certain corporate functions historically provided by Safe & Green Holdings Corp. These allocations may not be reflective of the actual expense that would have been incurred had the Company operated as a separate entity apart from Safe & Green Holdings Corp. A summary of transactions with related parties is included in Note 7 to the financial statements.

We have served as the Company’s auditor since 2016.

/s/ Whitley Penn LLP

Dallas, Texas

December 23, 2022

PART I. FINANCIAL INFORMATION

ITEM 1. Financial Statements

Safe and Green Development Corporation

Balance Sheet

December 31, 2021

Assets
Current assets:
Land	$3,576,130
Project development costs and other non-current assets	670,061
Equity-based investments	3,599,945

Total Assets	$7,846,136

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$130,189
Due to affiliates	4,200,000
Short term note payable, net	1,971,960
Total current liabilities	6,302,149

Stockholder’s equity:
Common stock, $0.001 par value, 1,000 shares authorized, issued and outstanding	1
Additional paid-in capital	2,029,733
Accumulated deficit	(485,747)
Total stockholder’s equity	1,543,987

Total Liabilities and Stockholder’s Equity	$7,846,136

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statement of Operations

For the period February 17, 2021 (inception) through December 31, 2021

Operating expenses:
Payroll and related expenses	$199,919
General and administrative expenses	272,271
Marketing and business development expense	13,557
Total	485,747

Net loss	$(485,747)

Net loss per share
Basic and diluted	$(485.75)

Weighted average shares outstanding:
Basic and diluted	1,000

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statement of Changes in Stockholder’s Equity

For the period February 17, 2021 (inception) through December 31, 2021

	$0.001 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at February 17, 2021	-	$-	$-	$-	$-
Capital Contributions	1,000	1	2,029,733	-	2,029,734
Net Loss	—	—	—	(485,747)	(485,747)
Balance at December 31, 2021	1,000	$1	$2,029,733	$(485,747)	$1,543,987

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statements of Cash Flows

For the period February 17, 2021 (inception) through December 31, 2021

Cash flows from operating activities:
Net loss	$(485,747)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities
Accounts Payable and accrued expenses	130,189
Due to affiliates	4,200,000
Net cash provided by operating activities	3,844,442

Cash flows from investing activities:
Purchase of Land	(3,576,130)
Project Development Costs	(646,335)
Equity-based investments	(3,599,945)
Net cash used in investing activities	(7,822,410)

Cash flows from financing activities:
Debt Issuance Costs	(51,766)
Proceeds from short-term note payable	2,000,000
Contributions	2,029,734
Net cash provided by financing activities	3,977,968

Net change in cash	-

Cash - beginning of period	-

Cash - end of period	$-

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Notes to Financial Statements

For the Period from February 17, 2021 (inception) through December 31, 2021

1.	Description of Business

Safe and Green Development Corporation (the “Company,” “we”, “us” or “our”), previously known as SGB Development Corp., a Delaware corporation was incorporated on February 17, 2021. The Company was formed with the purpose of real property development primarily in the acquisition, development, management, sale and leasing of green single or multi-family projects in underserved regions nationally.  The Company has a minority interest in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC as described further below.

The Company began operations during 2021 and has incurred a net loss during such period. In addition, as of December 31, 2021, the Company does not have any cash or cash equivalents on hand. Since inception, the Company has been funded by Safe & Green Holdings Corp., the Company’s parent company (“Parent”) and the Company relies solely on the Parent to fund operations. Its Parent has the ability to continue to fund the operations of the Company until positive cash flows are received. Management believes that these actions will enable the Company to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of presentation – The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Recently adopted accounting pronouncements – New accounting pronouncements implemented by the Company are discussed below or in the related notes, where appropriate.

Accounting estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Entities – On May 31, 2021, the Company agreed to contribute $600,000 to acquire a 50% membership interest in Norman Berry II Owner LLC (“Norman Berry”).  The Company contributed $350,329 and $114,433 of the initial $600,000 in the second quarter and third quarter of 2021 respectively, with the remaining $135,183 funded in the fourth quarter of 2021. The purpose of Norman Berry is to develop and provide affordable housing in the Atlanta, Georgia metropolitan area.  The Company has determined it is not the primary beneficiary of Norman Berry and thus will not consolidate the activities in its financial statements. The Company will use the equity method to report the activities as an investment in its financial statements.

On June 24, 2021, the Company entered into an operating agreement with Jacoby Development for a 10% non-dilutable equity interest for JDI-Cumberland Inlet, LLC (“Cumberland”).  The Company contributed $3,000,000 for its 10% equity interest.  The purpose of Cumberland is to develop a waterfront parcel in a mixed-use destination community.  The Company has determined it is not the primary beneficiary of Cumberland and thus will not consolidate the activities in its financial statements.  The Company will use the equity method to report the activities as an investment in its financial statements.

During the period ended December 31, 2021, Norman Berry and Cumberland did not have any material earnings or losses as the investments are in development. In addition, management believes there was no impairment as of December 31, 2021.

Cash and cash equivalents – The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less upon acquisition. The Company had no cash and cash equivalents on hand as of December 31, 2021.

Property, plant and equipment – Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Repairs and maintenance are charged to expense when incurred.

On May 10, 2021 the Company acquired a 50+ acre Lake Travis project site in Lago Vista, Texas (“Lago Vista”) for $3,576,130 which is recorded as land on the accompanying balance sheet.

Project Development Costs – Project development costs are stated at cost. At December 31, 2021, the Company’s project development costs are expenses incurred related to development costs on various projects that are capitalized during the period the project is under development.

Fair value measurements – Financial instruments, including accounts payable and accrued expenses are carried at cost, which the Company believes approximates fair value due to the short-term nature of these instruments. The short-term note payable is carried at cost which approximates fair value due to corresponding market rates.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2	Quoted prices for similar assets and liabilities in active markets or inputs that are observable.
Level 3	Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Transfer into and transfers out of the hierarchy levels are recognized as if they had taken place at the end of the reporting period.

Income taxes – The Company accounts for income taxes utilizing the asset and liability approach. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the liabilities are no longer determined to be necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

Concentrations of credit risk – Financial instruments, that potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

3.	Equity-based investments

The approximate combined financial position of the Company’s equity-based investments are summarized below as of December 31, 2021:

Condensed balance sheet information:
Total assets	$37,500,000
Total liabilities	$7,100,000
Members’ equity	$30,400,000

4.	Note Payable

On July 14, 2021, the Company, issued a Real Estate Lien Note, in the principal amount of $2,000,000 (the “Short-Term Note”), secured by a Deed of Trust, dated July 14, 2021 (the “Deed of Trust”), on Lago Vista and a related Assignment of Leases and Rents, dated July 8, 2021 (“Assignment of Rents”), for net loan proceeds of approximately $1,948,234 after fees. The Short-Term Note has a term of one (1) year, provides for payments of interest only at a rate of twelve percent (12%) per annum and may be prepaid without penalty commencing nine (9) months after its issuance date. If the Short-Term Note is prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty is due. The Company capitalized $112,348 in interest charges and $23,727 in debt issuance costs as of December 31, 2021 related to the Lago Vista project in accordance with ASC 835-20.

5.	Net Loss Per Share

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants. Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive.

At December 31, 2021, there were no securities outstanding that could potentially dilute future net loss per share.

6.	Stockholder’s Equity

As of December 31, 2021, the Company has 1,000 shares of common stock authorized, issued and outstanding which were issued to Safe & Green Holdings Corp., the Company’s parent company (“Parent”). The Parent contributed $2,029,734 during the period ended December 31, 2021 to the Company.

7.	Related Party Transactions

As of December 31, 2021, $4,200,000 is due to Parent. This amount was advanced to the Company, is non-interest bearing and is due on demand. Included in this amount, are payroll and general and administrative expenses which have been paid by the Parent and allocated to the Company. The Parent has allocated these costs based upon the estimated efforts which benefit the Company. For the period February 17, 2021 (inception) through December 31, 2021, the Parent allocated $1,155,808 to the Company, with $670,061 included in project development costs.

8.	Income Taxes

The Company’s provision (benefit) for income taxes consists of the following for the period ended December 31, 2021:

Deferred:
Federal	$(102,007)
State and local	(7,002)
Total deferred	(109,009)
Total provision (benefit) for income taxes	(109,009)
Less: valuation reserve	109,009
Income tax provision	$—

A reconciliation of the federal statutory rate to 0.0% for the period ended December 31, 2021 to the effective rate for income from operations before income taxes is as follows:

2021
Benefit for income taxes at federal statutory rate	21.0%
State and local income taxes, net of federal benefit	1.4
Less valuation allowance	(22.4)
Effective income tax rate	0.0%

The tax effects of these temporary differences along with the net operating losses, net of an allowance for credits, have been recognized as deferred tax assets at December 31, 2021 as follows:

Net operating loss carryforward	$109,009
Valuation allowance	(109,009)
Net deferred tax asset	$—

The Company establishes a valuation allowance, if based on the weight of available evidence, it is more likely than not that some portion or all of the deferred assets will not be realized.  The valuation allowance increased by $109,009 and during 2021.

As of December 31, 2021, the Company had a net operating loss carryforward of approximately $486,000 for Federal and State tax purposes. This net operating losses will carryforward indefinitely and be available to offset up to 80% of future taxable income each year.  The Company’s net operating loss carryforward may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

As required by the provisions of ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expenses. As of December 31, 2021, the Company has no unrecognized tax positions, including interest and penalties. The 2021 tax year is still open to examination by the major tax jurisdictions in which the Company operates. The Company files returns in the United States Federal tax jurisdiction and various other state jurisdictions.

9.	Commitments and Contingencies

At times the Company is subject to certain claims and lawsuits arising in the normal course of business. The Company assesses liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. Where it is probable that the Company will incur a loss and the amount of the loss can be reasonably estimated, the Company records a liability in our financial statements. These legal accruals may be increased or decreased to reflect any relevant developments on a quarterly basis. Where a loss is not probable or the amount of the loss is not estimable, the Company does not record an accrual, consistent with applicable accounting guidance. Based on information currently available, advice of counsel, and available insurance coverage, the Company believes that any legal proceedings will not have a material adverse effect on the financial condition.

10.	Subsequent Events

The Company evaluated subsequent events through December 23, 2022, the date these financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements, besides those described below.

Subsequent to December 31, 2021, management has implemented a plan to sell the Lago Vista property.

During February 2022, the Company purchased an additional property in Oklahoma for approximately $868,000.

On July 14, 2022, the Company entered into a renewal and extension of the Short-Term Note, with a maturity date of January 14, 2023 and all other terms remaining the same.

During September 2022, the Company entered into a Second Real Estate Lien Note, in the principal amount of $500,000, with similar terms to the Short-Term Note (“Second Short-Term Note”). The Second Short-Term Note has a maturity date of January 14, 2023.

During September 2022, the Company purchased an additional property in Georgia for approximately $296,870.

PART I. FINANCIAL INFORMATION

ITEM 1. Financial Statements

Safe and Green Development Corporation

Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Assets held for sale	$4,420,991	$-
Land	1,190,655	3,576,130
Project development costs and other non-current assets	34,974	670,061
Equity-based investments	3,599,945	3,599,945
Total Assets	$9,246,565	$7,846,136

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$47,033	$130,189
Due to affiliates	4,200,000	4,200,000
Short term notes payable, net	2,648,300	1,971,960
Total current liabilities	6,895,333	6,302,149

Stockholder’s equity:
Common stock, $0.001 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	4,323,900	2,029,733
Accumulated deficit	(1,972,669)	(485,747)
Total stockholder’s equity	2,351,232	1,543,987

Total Liabilities and Stockholder’s Equity	$9,246,565	$7,846,136

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statements of Operations

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	For the period February 17, 2021 (Inception), through September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses:
Payroll and related expenses	$255,189	$54,215	$775,384	$98,804
General and administrative expenses	170,711	134,098	523,206	206,330
Marketing and business development expense	10,898	4,619	14,606	4,619
Total	436,798	192,932	1,313,196	309,753

Operating loss	(436,798)	(192,932)	(1,313,196)	(309,753)

Other expense:

Interest Expense	(52,157)	-	(173,726)	-

Net loss	$(488,955)	$(192,932)	$(1,486,922)	$(309,753)

Net loss per share
Basic and diluted	$(488.96)	$(192.93)	$(1,486.92)	$(309.75)

Weighted average shares outstanding:
Basic and diluted	1,000	1,000	1,000	1,000

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statements of Changes in Stockholder’s Equity (Unaudited)

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at June 30, 2022	1,000	$1	$4,152,629	$(1,483,714)	$2,668,916
Capital Contributions	—	—	171,271		171,271
Net Loss	—	—	—	(488,955)	(488,955)
Balance at September 30, 2022	1,000	$1	$4,323,900	$(1,972,669)	$2,351,232

Balance at January 1st, 2022	1,000	$1	$2,029,733	$(485,747)	$1,543,987
Capital Contributions	—	—	2,294,167		2,294,167
Net Loss	—	—	—	(1,486,922)	(1,486,922)
Balance at September 30, 2022	1,000	$1	$4,323,900	$(1,972,669)	$2,351,232

Balance at June 30, 2021	1,000	$1	$2,911,305	$(116,821)	$2,794,485
Capital Contributions	-	-	401,149	-	401,149
Distributions			(1,968,234)		(1,968,234)
Net Loss	—	—	—	(192,932)	(192,932)
Balance at September 30, 2021	1,000	$1	$1,344,220	$(309,753)	$1,034,468

Balance at February 17, 2021	-	$-	$-	$-	$-
Capital Contributions	1,000	1	1,344,220		1,344,221
Net Loss	—	—	—	(309,753)	(309,753)
Balance at September 30, 2021	1,000	$1	$1,344,220	$(309,753)	$1,034,468

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statements of Cash Flows

	For the Nine Months Ended September 30, 2022	For the period February 17, 2021 (Inception), through September 30, 2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,486,922)	$(309,753)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issuance costs	23,726	-
Changes in operating assets and liabilities
Accounts Payable and accrued expenses	(83,157)	35,762
Due to affiliates	-	4,200,000
Net cash (used in) provided by operating activities	(1,546,353)	3,926,009

Cash flows from investing activities:
Purchase of Land	(1,190,655)	(3,576,130)
Additions to project development costs	(205,459)	(177,572)
Equity-based investments	-	(3,464,762)
Net cash used in investing activities	(1,396,114)	(7,218,464)

Cash flows from financing activities:
Debt Issuance Costs	-	(51,766)
Proceeds from short-term notes payable	648,300	2,000,000
Contributions	2,294,167	1,344,221
Net cash provided by financing activities	2,942,467	3,292,455

Net change in cash	-	-

Cash - beginning of period	-	-

Cash - end of period	$-	$-

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Notes to Financial Statements

For the Nine Months Ended September 30, 2022

1.	Description of Business

Safe and Green Development Corporation (the “Company,” “we”, “us” or “our”), previously known as SGB Development Corp., a Delaware corporation was incorporated on February 17, 2021. The Company was formed with the purpose of real property development primarily in the acquisition, development, management, sale and leasing of green single or multi-family projects in underserved regions nationally.  The Company has a minority interest in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC as described further below.

The Company began operations during 2021 and has incurred a net loss during such period. In addition, as of September 30, 2022, the Company does not have any cash or cash equivalents on hand. Since inception, the Company has been funded by Safe & Green Holdings Corp., the Company’s parent company (“Parent”) and the Company relies solely on the Parent to fund operations. Its Parent has the ability to continue to fund the operations of the Company until positive cash flows are received. Management believes that these actions will enable the Company to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of presentation – The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Recently adopted accounting pronouncements – New accounting pronouncements implemented by the Company are discussed below or in the related notes, where appropriate.

Accounting estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Entities – On May 31, 2021, the Company agreed to contribute $600,000 to acquire a 50% membership interest in Norman Berry II Owner LLC (“Norman Berry”). The Company contributed $350,329 and $114,433 of the initial $600,000 in the second quarter and third quarter of 2021 respectively, with the remaining $135,183 funded in the fourth quarter of 2021. The purpose of Norman Berry is to develop and provide affordable housing in the Atlanta, Georgia metropolitan area. The Company has determined it is not the primary beneficiary of Norman Berry and thus will not consolidate the activities in its financial statements. The Company will use the equity method to report the activities as an investment in its financial statements.

On June 24, 2021, the Company entered into an operating agreement with Jacoby Development for a 10% non-dilutable equity interest for JDI-Cumberland Inlet, LLC (“Cumberland”). The Company contributed $3,000,000 for its 10% equity interest.  The purpose of Cumberland is to develop a waterfront parcel in a mixed-use destination community.  The Company has determined it is not the primary beneficiary of Cumberland and thus will not consolidate the activities in its financial statements.  The Company will use the equity method to report the activities as an investment in its financial statements.

During the nine months ended September 30, 2022, Norman Berry and Cumberland did not have any material earnings or losses as the investments are in development. In addition, management believes there was no impairment as of September 30, 2022.

Cash and cash equivalents – The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less upon acquisition. The Company had no cash and cash equivalents on hand as of September 30, 2022.

Property, plant and equipment – Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Repairs and maintenance are charged to expense when incurred.

On May 10, 2021 the Company acquired a 50+ acre Lake Travis project site in Lago Vista, Texas (“Lago Vista”) for $3,576,130 which is recorded in assets held for sale on the accompanying balance sheets.

During February 2022 and September 2022, the Company acquired properties in Oklahoma and Georgia for $893,785 (including additions) and $296,870, respectively, which is recorded as land on the accompanying balance sheets.

Project Development Costs – Project development costs are stated at cost. At September 30, 2022, the Company’s project development costs are expenses incurred related to development costs on various projects that are capitalized during the period the project is under development. As of September 30, 2022, $844,861 of project development costs related to Lago Vista are included in assets held for sale.

Assets Held For Sale – During 2022, management implemented a plan to sell Lago Vista, which meets all of the criteria required to classify it as an Asset Held For Sale. Including the project development costs associated with Lago Vista of $844,861, the book value is now $4,420,991

Fair value measurements – Financial instruments, including accounts payable and accrued expenses are carried at cost, which the Company believes approximates fair value due to the short-term nature of these instruments. The short-term note payable is carried at cost which approximates fair value due to corresponding market rates.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2	Quoted prices for similar assets and liabilities in active markets or inputs that are observable.
Level 3	Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Transfer into and transfers out of the hierarchy levels are recognized as if they had taken place at the end of the reporting period.

Income taxes – The Company accounts for income taxes utilizing the asset and liability approach. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the liabilities are no longer determined to be necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

Concentrations of credit risk – Financial instruments, that potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

3.	Equity-based investments

The approximate combined financial position of the Company’s equity-based investments are summarized below as of September 30, 2022:

Condensed balance sheet information:
Total assets	$37,500,000
Total liabilities	$7,100,000
Members’ equity	$30,400,000

4.	Note Payable

On July 14, 2021, the Company, issued a Real Estate Lien Note, in the principal amount of $2,000,000 (the “Short-Term Note”), secured by a Deed of Trust, dated July 14, 2021 (the “Deed of Trust”), on Lago Vista and a related Assignment of Leases and Rents, dated July 8, 2021 (“Assignment of Rents”), for net loan proceeds of approximately $1,948,234 after fees. The Short-Term Note has a term of one (1) year, provides for payments of interest only at a rate of twelve percent (12%) per annum and may be prepaid without penalty commencing nine (9) months after its issuance date. If the Short-Term Note is prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty is due. The Company capitalized $20,000 in interest charges and $4,134 in debt issuance costs during the nine months ended September 30, 2022 related to the Lago Vista project in accordance with ASC 835-20. On July 14, 2022, the Company entered into a renewal and extension of the Short-Term Note, with a maturity date of January 14, 2023 and all other terms remaining the same.

The Company entered into a Second Real Estate Lien Note, in the principal amount of $500,000, with similar terms to the Short-Term Note (“Second Short-Term Note”). The Second Short-Term Note has a maturity date of January 14, 2023.

During August 2022, in connection with the purchase of a property in Georgia, the Company entered into a promissory note in the amount of $148,300. This note has a term of one (1) year, provided for payments of interest only at a rate of nine and three quarters percent (9.75%) per annum.

5.	Net Loss Per Share

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants. Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive.

At September 30, 2022, there were no securities outstanding that could potentially dilute future net loss per share.

6.	Stockholder’s Equity

As of September 30, 2022, the Company has 1,000 shares of common stock authorized, issued and outstanding which were issued to the Parent. As of September 30, 2022, the Parent contributed $4,323,901 to the Company.

7.	Related Party Transactions

As of September 30, 2022, $4,200,000 is due to Parent. This amount was advanced to the Company, is non-interest bearing and is due on demand. Included in this amount, are payroll and general and administrative expenses which have been paid by the Parent and allocated to the Company. The Parent has allocated these costs based upon the estimated efforts which benefit the Company. For the nine months ended September 30, 2022, the Parent allocated $1,520,719 to the Company, with $207,523 included in project development costs.

8.	Income Taxes

The Company’s provision (benefit) for income taxes consists of the following for the period ended September 30, 2022:

Deferred:
Federal	$(312,254)
State and local	(21,433)
Total deferred	(333,687)
Total provision (benefit) for income taxes	(333,687)
Less: valuation reserve	333,687
Income tax provision	$—

A reconciliation of the federal statutory rate to 0.0% for the period ended September 30, 2022 to the effective rate for income from operations before income taxes is as follows:

2022
Benefit for income taxes at federal statutory rate	21.0%
State and local income taxes, net of federal benefit	1.4
Less valuation allowance	(22.4)
Effective income tax rate	0.0%

The tax effects of these temporary differences along with the net operating losses, net of an allowance for credits, have been recognized as deferred tax assets at September 30, 2022 as follows:

Net operating loss carryforward	$442,696
Valuation allowance	(442,696)
Net deferred tax asset	$—

The Company establishes a valuation allowance, if based on the weight of available evidence, it is more likely than not that some portion or all of the deferred assets will not be realized.  The valuation allowance increased by $333,687 during the period ended September 30, 2022.

As of September 30, 2022, the Company had a net operating loss carryforward of approximately $1,900,000 for Federal and State tax purposes. This net operating losses will carryforward indefinitely and be available to offset up to 80% of future taxable income each year.  The Company’s net operating loss carryforward may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

As required by the provisions of ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expenses. As of September 30, 2022, the Company has no unrecognized tax positions, including interest and penalties. The 2021 tax year is still open to examination by the major tax jurisdictions in which the Company operates. The Company files returns in the United States Federal tax jurisdiction and various other state jurisdictions.

9.	Commitments and Contingencies

At times the Company is subject to certain claims and lawsuits arising in the normal course of business. The Company assesses liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. Where it is probable that the Company will incur a loss and the amount of the loss can be reasonably estimated, the Company records a liability in our financial statements. These legal accruals may be increased or decreased to reflect any relevant developments on a quarterly basis. Where a loss is not probable or the amount of the loss is not estimable, the Company does not record an accrual, consistent with applicable accounting guidance. Based on information currently available, advice of counsel, and available insurance coverage, the Company believes that any legal proceedings will not have a material adverse effect on the financial condition.

10.	Subsequent Events

The Company evaluated subsequent events through December 23, 2022, the date these financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements.